UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )
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MITEK SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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MITEK SYSTEMS, INC.
600 B STREET, SUITE 100
SAN DIEGO, CALIFORNIA 92101
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 7, 2018
TO THE STOCKHOLDERS OF MITEK SYSTEMS, INC.
The annual meeting of stockholders of Mitek Systems, Inc. will be held at 9:00 a.m., local time, on Wednesday, March 7, 2018, at the University Club located at 750 B Street, Suite 3400, San Diego, California 92101, for the following purposes:

1	.
To elect the following seven directors to serve until our 2019 annual meeting of stockholders and until their respective successors have been elected and qualified: James B. DeBello, William K. “Bill” Aulet, Kenneth D. Denman, James C. Hale, Bruce E. Hansen, Alex W. “Pete” Hart; and Jane J. Thompson;

2	.	To approve the Employee Stock Purchase Plan;

3	.	To ratify the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2018;

4	.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers as presented in the Proxy Statement accompanying this notice; and

5	.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
These items of business are more fully described in the Proxy Statement accompanying this notice.
Our Board of Directors has fixed the close of business on January 18, 2018 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and all adjournments or postponements thereof. A list of these stockholders will be open to examination by any stockholder at the annual meeting and for ten days prior thereto during normal business hours at our executive offices located at 600 B Street, Suite 100, San Diego, California 92101. Enclosed for your convenience is a proxy card which may be used to vote your shares at the annual meeting. The proxy materials, including a proxy card and our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, are available online at www.proxydocs.com/MITK.
You are invited to attend the annual meeting in person. Even if you expect to attend the annual meeting, it is important that you complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed return envelope (which is postage prepaid if mailed in the United States) in order to ensure that your shares are represented at the annual meeting. Even if you have voted by proxy, you may still revoke such proxy and vote in person if you attend the annual meeting. However, please note that if your shares are held of record by a broker, bank or other agent and you wish to vote at the annual meeting, you must obtain a proxy card issued in your name from such record holder.

By Order of the Board of Directors

San Diego, California	James B. DeBello
January 29, 2018	Chairman of the Board

MITEK SYSTEMS, INC.
600 B STREET, SUITE 100
SAN DIEGO, CALIFORNIA 92101

PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 7, 2018
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We sent you this proxy statement (the “Proxy Statement”) and the enclosed proxy card because the Board of Directors (the “Board”) of Mitek Systems, Inc. (sometimes referred to as “we”, “us”, “our”, “Mitek” or the “Company”) is soliciting your proxy to vote at our 2018 annual meeting of stockholders, or any adjournment or postponement thereof (the “Annual Meeting”). You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card or submit your proxy through the Internet or by telephone according to the instructions contained in the enclosed proxy card.
We intend to mail this Proxy Statement and the accompanying materials to all stockholders of record entitled to vote at the Annual Meeting on or about February 2, 2018.
When and where will the Annual Meeting be held?
The Annual Meeting will be held at 9:00 a.m., local time, on Wednesday, March 7, 2018, at the University Club located at 750 B Street, Suite 3400, San Diego, California 92101.
Who can vote at the Annual Meeting and how many votes do I have?
Only stockholders of record at the close of business on January 18, 2018 will be entitled to vote at the Annual Meeting. At the close of business on this record date, there were 34,831,636 shares of common stock outstanding and entitled to vote. With respect to each proposal to be voted upon at the Annual Meeting, you are entitled to one vote for each share of common stock held as of the record date.
Stockholder of Record: Shares Registered in Your Name
If at the close of business on January 18, 2018, your shares of common stock were registered directly in your name with our transfer agent, Computershare, then you are the stockholder of record of these shares. As a stockholder of record, you may vote either in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign, date and return the enclosed proxy card or submit your proxy through the Internet or by telephone by following the instructions provided in the enclosed proxy card to ensure that your vote is counted.
Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent
If at the close of business on January 18, 2018 your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. Certain of these institutions offer the ability to direct your agent how to vote through the Internet or by telephone. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card issued in your name from your broker, bank or other agent in whose name the shares are registered prior to the Annual Meeting.
What am I voting on?
There are four matters scheduled for a vote at the Annual Meeting:

•	Election of the seven nominees for director named in this Proxy Statement to serve until our 2019 annual meeting of stockholders and until their respective successors have been elected and qualified;

•	Approval of the Mitek Systems, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”);

•	Ratification of the selection of Mayer Hoffman McCann P.C. (“Mayer Hoffman”) as our independent registered public accounting firm for the fiscal year ending September 30, 2018; and

•	Approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers as presented in this Proxy Statement.
Will there be any other items of business on the agenda?
Other than the election of directors, the approval of the Employee Stock Purchase Plan, the ratification of the selection of Mayer Hoffman as our independent registered public accounting firm, and the advisory vote on the compensation of our named executive officers, the Board knows of no other matters to be presented at the Annual Meeting.  If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board will be voted with respect to such matter in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.
What is the Board’s voting recommendation?
The Board recommends that you vote your shares:

•	“For” each of the seven nominees for director named in this Proxy Statement;

•	“For” the approval of the Employee Stock Purchase Plan;

•	“For” the ratification of the selection of Mayer Hoffman as our independent registered public accounting firm for the fiscal year ending September 30, 2018; and

•	“For” the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers as presented in this Proxy Statement.
How do I vote?
With respect to the election of directors, you may either vote “for” any or all of the nominees proposed by the Board or you may “withhold” your vote for any or all of the nominees.  For the approval of the Employee Stock Purchase Plan, ratification of selection of our independent registered public accounting firm and approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers, you may vote “for” or “against” or abstain from voting.  The procedures for voting are described below, based upon the form of ownership of your shares.
Stockholder of Record: Shares Registered in Your Name
If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, vote by proxy through the Internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:

•	To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly in the envelope provided.

•	To vote by proxy through the Internet, go to the website address set forth on the enclosed proxy card and follow the instructions provided at the website.

•	To vote by proxy over the telephone, dial the toll-free phone number listed on your proxy card under the heading “Vote by Phone” using a touch-tone phone and follow the recorded instructions.
If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Standard Time on Tuesday, March 6, 2018, to be counted. If you are a stockholder of record and attend the Annual Meeting in person, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive and any previous proxy that you submitted, whether by mail, Internet or telephone, will be superseded by the vote that you cast in person at the Annual Meeting. If you have any questions regarding how to submit your proxy or vote your shares at the Annual Meeting, please call our Corporate Secretary at (619) 269-6800.
We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.
Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. To ensure that your vote is counted, simply complete, sign, date and mail the proxy card or, if provided by your agent, follow the instructions for submitting your proxy through the Internet or by telephone. To vote in person at the Annual Meeting, you must obtain a proxy card issued in your name from your broker, bank or other agent in whose name the shares are registered prior to the Annual Meeting. Follow the instructions from your broker, bank or other agent included with these proxy materials or contact your broker, bank or other agent to request a proxy card.
Who is paying for this proxy solicitation?
We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy materials. Proxies may be solicited personally, by mail, by telephone, by facsimile or by electronic mail by our directors, officers or other employees. Our directors, officers or other employees will not receive additional compensation for soliciting proxies. We may request that any person holding stock in their name for the benefit of others, such as a broker, bank or other agent, forward the proxy materials to such beneficial owners and request authority to execute the proxy. We will reimburse any such broker, bank or other agent for their expenses in connection therewith.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, date and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You may change your vote with respect to any proposal by revoking your proxy at any time prior to the commencement of voting with respect to such proposal at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

•
You may submit another properly completed proxy with a later date by mail, through the Internet or by telephone (your latest Internet or telephone instructions submitted prior to the deadline will be followed);

•
You may send a written notice that you are revoking your proxy to our Corporate Secretary at Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101, Attn: Corporate Secretary by no later than the close of business on Tuesday, March 6, 2018; or

•	You may attend the Annual Meeting and vote in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held of record by a broker, bank or other agent, you must contact such record holder to revoke any prior voting instructions or obtain a proxy card issued in your name from such record holder in order to vote in person at the Annual Meeting. Following the commencement of voting with respect to a proposal, you may not revoke your proxy or otherwise change your vote with respect to such proposal.
Votes will be counted by the inspector of elections appointed for the Annual Meeting.
How are my shares voted if I give no specific instruction?
We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

•	“For” each of the seven nominees for director named in this Proxy Statement;

•	“For” the approval of the Employee Stock Purchase Plan;

•	“For” the ratification of the selection of Mayer Hoffman as our independent registered public accounting firm for the fiscal year ending September 30, 2018; and

•	“For” the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers as presented in this Proxy Statement.
This general authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, and you do not provide specific voting instructions, your shares will be voted as recommended by the Board.
If your shares are held of record by a broker, bank or other agent, see “What is a broker non-vote?” below regarding the ability of brokers, banks and other such holders of record to vote the uninstructed shares of their clients or other beneficial owners in their discretion and for an explanation of broker non-votes.

What is a broker non-vote?
Under rules that govern brokers, banks and other agents that are record holders of company stock held in brokerage accounts for their clients who beneficially own the shares, such record holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”), but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Accordingly, a broker may submit a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote on non-discretionary matters with respect to which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote.”
What are the voting requirements that apply to the proposals discussed in this Proxy Statement?
The election of directors contemplated by Proposal No. 1 will be decided by a plurality of the votes cast.  Accordingly, the seven director nominees receiving the highest number of votes will be elected.
The approval of the Employee Stock Purchase Plan contemplated by Proposal No. 2, ratification of the selection of Mayer Hoffman as our independent registered public accounting firm contemplated by Proposal No. 3 and approval, on an advisory (non-binding) basis, of the compensation of our named executive officers contemplated by Proposal No. 4 each requires the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote either in person or by proxy at the Annual Meeting.
What is the effect of withhold authority votes, abstentions and broker non-votes?
Withhold Authority Votes: Shares subject to instructions to withhold authority to vote on the election of directors will not be voted. This will have no effect on Proposal No. 1—Election of Directors because, under plurality voting rules, the seven director nominees receiving the highest number of “for” votes will be elected.
Abstentions:  Under Delaware law (under which Mitek is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting.  Therefore, abstentions will have the same effect as a vote “against”, Proposal No. 2—Approval of the Employee Stock Purchase Plan, Proposal No. 3—Ratification of the Selection of our Independent Registered Public Accounting Firm and Proposal No. 4—Approval, on an Advisory (Non-Binding) Basis, of the Compensation Paid to our Named Executive Officers.  However, abstentions will have no effect on Proposal No. 1—Election of Directors because under the plurality voting rules, the seven director nominees receiving the highest number of “for” votes will be elected.
Broker Non-Votes:  As a result of a change in the rules related to discretionary voting and broker non-votes, brokers, banks and other agents are no longer permitted to vote the uninstructed shares of their clients on a discretionary basis in the election of directors.  Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting with respect to “non-discretionary” matters, they will have no effect on the outcome of the vote on Proposal No. 1—Election of Directors.  Proposal No. 2—Approval of the Employee Stock Purchase Plan, and Proposal No. 4—Approval, on an Advisory (Non-Binding) Basis, of the Compensation Paid to our Named Executive Officers, are considered “non-discretionary” matters on which your broker, bank or other agent will not be able to vote on your behalf if it does not receive instructions from you and, therefore, there may be broker non-votes on Proposal Nos. 2 and 4.  If you hold your shares in street name and you do not instruct your broker, bank or other agent how to vote your shares on Proposal Nos. 1, 2, and 4, no votes will be cast on your behalf on these proposals.  Therefore, it is important that you indicate your vote on these proposals if you want your vote to be counted.  Proposal No. 3—Ratification of the Selection of our Independent Registered Public Accounting Firm is considered a routine or “discretionary” matter on which your broker, bank or other agent will be able to vote on your behalf even if it does not receive instructions from you and, therefore, no broker non-votes are expected to exist in connection with Proposal No. 3.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the shares of our common stock outstanding on the record date are present either in person or by proxy at the Annual Meeting.  At the close of business on January 18, 2018, the record date for the Annual Meeting, there were 34,821,636 shares of common stock outstanding.  Thus, a total of 34,821,636 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 17,410,819 votes must be represented at the Annual Meeting either in person or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting.  Votes withheld from a director nominee and abstentions will be counted as present for purposes of establishing the required quorum.  Broker non-votes will be counted as present for purposes of establishing the required quorum.  If there is no quorum, the chairman of the meeting or a majority of the shares present in person or by proxy at the Annual Meeting may adjourn the Annual Meeting to another date.
I have also received a copy of the Company’s Annual Report on Form 10-K. Is that a part of the proxy materials?
Our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 (the “Form 10-K”), as filed with the Securities and Exchange Commission (the “SEC”) on November 30, 2017, accompanies this Proxy Statement. This document constitutes our Annual Report to Stockholders and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the Form 10-K is not incorporated into, and is not part of, this Proxy Statement and should not be considered proxy solicitation material.
How can I find out the results of the voting at the Annual Meeting?
Voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K (the “Current Report on Form 8-K”) that we will file with the SEC within four business days of the date of the Annual Meeting. In the event the results disclosed in the Current Report on Form 8-K are preliminary, we will subsequently amend the Current Report on Form 8-K to report the final voting results within four business days of the date that such results are known.
When are stockholder proposals due for next year’s annual meeting of stockholders?
Stockholders may submit proposals regarding matters appropriate for stockholder action for consideration at our next annual meeting of stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our second amended and restated bylaws (the “Bylaws”). To be considered for inclusion in the proxy materials for our 2019 annual meeting of stockholders, a stockholder proposal, including a proposal for the nomination of directors, must be submitted in writing no later than October 5, 2018 to our Corporate Secretary at Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101, Attn: Corporate Secretary. Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations, including those that are not to be included in our 2019 proxy statement and proxy, must provide timely notice in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on December 7, 2018, nor earlier than November 7, 2018, subject to certain exceptions. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Background
Pursuant to our Bylaws, the Board has fixed the number of authorized directors at eight. The seven director nominees receiving the highest number of votes at the Annual Meeting will be elected to the Board, to serve until our next annual meeting of stockholders and until their successors have been duly elected and qualified.
Unless authorization to do so is withheld, it is intended that the persons named in this Proxy Statement will vote for the election of the seven director nominees proposed by the Board. All incumbent directors have been recommended by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) as nominees for re-election to the Board. If any of the director nominees should become unavailable for election prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees, if any, designated by the Board.
The following table includes the names and certain information about the nominees for director. All of the nominees named below have consented to being named herein and to serve on the Board, if elected.

Name	Age	Position
James B. DeBello	59	President and Chief Executive Officer and Chairman of the Board
William K. "Bill" Aulet(2)(3)	60	Director
Kenneth D. Denman(1)	59	Director
James C. Hale(1)(2)	65	Director
Bruce E. Hansen(1)(3)	58	Director
Alex W. “Pete” Hart(2)(3)	77	Director
Jane J. Thompson (2)(3)	66	Director

(1)	Member of the Audit Committee of the Board (the “Audit Committee”)

(2)	Member of the Compensation Committee of the Board (the “Compensation Committee”)

(3)	Member of the Nominating Committee
James B. DeBello.  Mr. DeBello has served as a director since November 1994, as our President and Chief Executive Officer since May 2003 and as the Chairman of the Board since March 2016.  From January 2009 to September 2011, Mr. DeBello also served as our Chief Financial Officer and from January 2009 to February 2013, he also served as our Secretary, in each case in addition to his other positions.  Prior to joining Mitek, he was Chief Executive Officer of AsiaCorp Communications, Inc., a wireless data infrastructure and software company, from July 2001 to May 2003.  He was Venture Chief Executive Officer for IdeaEdge Ventures, Inc., a venture capital company, from June 2000 to June 2001.  From May 1999 to May 2000, he was President, Chief Operating Officer and a member of the board of directors of CollegeClub.com, an Internet company.  From November 1998 to April 1999, he was Chief Operating Officer of WirelessKnowledge, Inc., a joint venture company formed between Microsoft and Qualcomm, Inc.  From November 1996 to November 1998, Mr. DeBello held positions as Vice President, Assistant General Manager and General Manager of Qualcomm, Inc.’s Eudora Internet Software Division, and Vice President of Product Management of Qualcomm, Inc.’s Subscriber Equipment Division.  Mr. DeBello holds a B.A., magna cum laude, in Economics and History, from Harvard University and an MBA from Harvard Graduate School of Business, and he was a Rotary Scholar at the University of Singapore where he studied economics and Chinese.  Mr. DeBello has over 16 years of experience in various senior executive positions, including Chief Executive Officer, at other global technology companies.  As a director of the Company for approximately 22 years and in his role in the day-to-day operations of the Company as our President and Chief Executive Officer since 2003, Mr. DeBello has gained extensive knowledge of the industries in which we operate, allowing him to bring to the Board a broad understanding of the operational issues and strategic opportunities facing the Company.
William K. “Bill” Aulet.  Mr. Aulet has served as a director since January 2015.  Since 2017, Mr. Aulet is a Professor of the Practice at the MIT Sloan School of Management. Since 2009, he has served as the managing director in the Martin Trust Center for MIT Entrepreneurship at MIT.  From 2005 to 2009, Mr. Aulet was a Senior Lecturer and Entrepreneur in Residence at the MIT Sloan School of Management.  From 2003 to 2005, he served as Senior Vice President and Chief Financial Officer of Viisage Technology, a security technology company with a dual focus in the areas of drivers’ licenses and facial recognition.  From 1996 to 2002, he served as President and Director of SensAble Technologies, a provider of force-feedback haptic devices and touch-enabled 3D modeling software solutions.  Prior to joining SensAble, Mr. Aulet started his career at IBM as a Systems Engineer and then was rapidly promoted through various jobs where he gained training and experience in technical, marketing, sales, financial and international business operations and management.  His last job was the Finance and Planning Manager for the IBM New England Region.  Mr. Aulet holds a bachelor’s degree in engineering from Harvard University and a Masters in Management Science from the MIT Sloan School of Management.  Mr. Aulet is a member of the board of directors of XLhybrids, a private company based in Massachusetts.  Mr. Aulet is also a visiting Professor at University of Strathclyde (Scotland) as well as a 2018 Nannerl Keohane Distinguished Visiting Professor at the University of North Carolina at Chapel Hill and Duke University.  Mr. Aulet’s experience in technology entrepreneurship, and specifically his experience in document and facial recognition, makes him well qualified to serve on the Board.
Kenneth D. Denman.  Mr. Denman has served as a director since December 2016. He previously served as President and Chief Executive Officer of Emotient, Inc., a leader in the facial expression measurement and sentient analysis space leveraging machine/deep learning technology, from October 2012 through January 2016, when the company was acquired by Apple Inc.  From November 2008 to September 2011, Mr. Denman served as Chief Executive Officer and a director of Openwave Systems, Inc. From December 2001 to November 2008, Mr. Denman served in various roles at iPass, Inc., a platform-based enterprise mobility services company, including as director, Chairman and President and Chief Executive Officer. From January 2000 to March 2001, Mr. Denman served as founder, President and Chief Executive Officer of AuraServ Communications Inc., a managed service provider of broadband voice and data applications. From August 1998 to May 2000, Mr. Denman served as Senior Vice President, National Markets Group of MediaOne, Inc., a broadband cable and communications company. From June 1996 to August 1998, Mr. Denman served as Chief Operating Officer, Wireless, at MediaOne International, a broadband and wireless company based in London. Mr. Denman is a venture partner with Sway Ventures and currently serves on the board of directors of LendingClub, Inc., Costco Wholesale, Inc., and Motorola Solutions, Inc.  Previously, Mr. Denman served as a member of the board of directors of United Online, Inc. from June 2015 to July 2016 and served on the board of directors of ShoreTel, Inc.  from May 2007 through September 2017. Mr. Denman holds a B.S. in accounting from Central Washington University and an M.B.A. in finance and international business from the University of Washington, where he also recently served as the Edward V. Fritzky Endowed Visiting Chair in Leadership. Mr. Denman is a member of the advisory board at the University of Washington’s Michael G. Foster School of Business.  Mr. Denman also serves on the board of directors of the University of Washington Foundation.  His background in the field of facial analytics and mobile computing, as well as his positions on the boards of directors of other companies, will provide him valuable experience on which he can draw while serving as a member of the Board.
James C. Hale.  Mr. Hale has served as a director since November 2014 and served as a member of our advisory board from September 2012 to November 2014.  In 1998, he co-founded FTV Capital, which manages over $2.7 billion in growth equity funds.  Mr. Hale served as managing partner of FTV Capital from 1998 through 2007.  Mr. Hale has three decades of management experience in private equity investing and commercial and investment banking and prior to founding FTV Capital, Mr. Hale served as Senior Managing Partner and Head of the Financial Services Group at Montgomery Securities from 1982 to 1998, and as a member of the corporate planning and development group at Bank of America from 1978 to 1982.  Mr. Hale currently serves on the boards of directors of Bank of Marin, ACI Worldwide, Nebula Acquisition Corp., and Visual Edge Technology and was a member of the board of directors of the National Venture Capital Association, San Francisco Venture Capital Forum, Duke University Management Company, and the Investment Committee of University of California Berkeley Foundation.  In addition, Mr. Hale recently served as Chairman of the board of directors at Official Payments Holdings, Inc.  Mr. Hale holds a B.S. from the University of California at Berkeley, an M.B.A. from Harvard Graduate School of Business and is a Certified Public Accountant.  The Board believes Mr. Hale’s experience in corporate development, specifically in the payments and technology industries, makes him well qualified to serve on the Board while his financial expertise makes him well suited to serve on the Audit Committee.  Having served as a member of the Company’s Advisory Board since 2012, Mr. Hale has a strong understanding of our technology and the industries in which we operate.
Bruce E. Hansen.  Mr. Hansen has served as a director since October 2012 and as our lead independent director since March 2016. From October 2010 until October 2012 he served as a member of our advisory board.  In 2002, he co-founded ID Analytics Inc., a consumer risk management company, and served as its Chairman and Chief Executive Officer from its inception until it was acquired by LifeLock, Inc. in March 2012.  Prior to founding ID Analytics, he was President at HNC Software Inc., a global provider of analytic software solutions for financial services, telecommunications and healthcare firms, from 2000 to 2002.  Mr. Hansen’s previous experience also includes the role of Chief Executive Officer of the Center for Adaptive Systems Applications and executive roles at CitiCorp (now CitiGroup), Automatic Data Processing (ADP) and Chase Manhattan Bank (now JP Morgan Chase).  He currently serves as a member of the board of directors of Verisk Analytics, Performant Financial Corporation, RevSpring, Inc. and the San Diego Venture Group.  Mr. Hansen holds a B.A. in economics from Harvard University and an M.B.A. from the University of Chicago.  As a proven leader with decades of analytics industry experience ranging from concept-stage companies to established financial services companies, Mr. Hansen brings to the Board a unique perspective, an expansive knowledge base and domain expertise in the fields of identity verification and big data systems.  The Board believes that Mr. Hansen’s experience as both a key executive and director will enable him to contribute to the Board with respect to both general governance matters and industry-specific operations.
Alex W. “Pete” Hart.  Mr. Hart has served as a director since February 2011.  In April 2012, he retired as Chairman of the SVB Financial Group and has worked as an independent consultant in the financial services industry since 1997.  He served as Chief Executive Officer of Advanta Corporation, a public diversified financial services company, from 1995 to 1997, where he had previously served as Executive Vice Chairman from 1994 to 1995.  Prior to joining Advanta, he was President and Chief Executive Officer of MasterCard International, a worldwide payment service provider, from 1988 to 1994.  Mr. Hart is currently a member of the board of directors of VeriFone Holdings, Inc. where he serves as the non-executive Chairman.  He is also a director of BrightVolt, previously known as Solicore, Inc., a privately held battery manufacturer.  In addition to SVB Financial, Mr. Hart has also previously served as a member of the board of directors of the following companies:  Global Payments, Inc., FICO, Inc., HNC Software Inc., Retek Inc., Shopping.com, Sanchez Computer Associates, US Encode, eHarmony.com and Sequal Technologies, Inc.  Mr. Hart holds a B.A. in social relations from Harvard University.  As an experienced leader in the financial services industry, Mr. Hart combines extensive general business expertise with a deep knowledge of the financial services and payments industry.  His experience on the boards of directors of other companies in the financial services industry further augments his range of knowledge, providing experience on which he can draw while serving as a member of the Board.
Jane J. Thompson. Ms. Thompson has served as a director since September 2017. She previously served on Mitek’s advisory board from September 2012 until September 2017. Ms. Thompson is also currently a member of the boards of directors of VeriFone Systems, Inc., Navient Corporation, OnDeck Capital, Inc., Blackhawk Network Holdings, and Pangea Universal Holdings, Inc. Ms. Thompson previously served as a member of the board of directors of The Fresh Market from July 2012 through April 2016. In addition she served on the board of directors of the Center for Financial Services Innovation from June 2014 through May 2017. She served on the Consumer Advisory Board of the Consumer Financial Protection Bureau from September 2012 to October 2015. Ms. Thompson is the Chief Executive Officer of Jane J. Thompson Financial Services LLC. From May 2002 through June 2011, Ms. Thompson founded and was President of Walmart Financial Services. Earlier in her career, Ms. Thompson was a senior executive and business group leader at Sears, Roebuck & Co., a partner at McKinsey & Company, Inc. in the consumer practice, and a brand manager at Procter & Gamble. Ms. Thompson has over 30 years of leadership experience and a proven track-record as an independent board member and adviser to a wide range of multi-billion dollar organizations across financial services, management consulting firms, private equity, consumer goods, and technology industries making her qualified to serve on the Board. Ms. Thompson holds a B.B.A. in Marketing from the University of Cincinnati and an M.B.A. from Harvard Business School.
None of our directors or director nominees has any family relationships with any of our other directors or executive officers. There currently are no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or director nominees.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION TO THE BOARD OF THE DIRECTOR NOMINEES DISCUSSED IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2

APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN
General
On January 23, 2018, the Board unanimously approved the Employee Stock Purchase Plan, which will become effective only upon approval of the Employee Stock Purchase Plan by our stockholders at the Annual Meeting. If the Employee Stock Purchase Plan is approved by our stockholders, 1,000,000 shares of our common stock will be reserved for issuance under the Employee Stock Purchase Plan (the “Employee Stock Purchase Plan Pool”), which represents the maximum aggregate number of shares of common stock that may be purchased under the Employee Stock Purchase Plan. The Employee Stock Purchase Plan Pool represents 2.9% of the total number of shares of common stock outstanding as of January 18, 2018. In establishing the Employee Stock Purchase Plan Share Pool, the Board considered the potential dilutive impact to shareholders, the projected participation rate over the term of the plan, equity plan guidelines established by certain proxy advisory firms and advice provided by FW Cook.
The Employee Stock Purchase Plan is designed to allow eligible employees of the Company to purchase shares of our common stock at designated intervals through their accumulated payroll deductions.
Summary of the Employee Stock Purchase Plan
A summary of the material terms of the Employee Stock Purchase Plan is set forth below and is qualified, in its entirety, by the full text of the plan set forth in Annex A to this Proxy Statement. A copy of the Employee Stock Purchase Plan can be obtained from us at no charge upon request.
Purpose
The purpose of the Employee Stock Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase common stock of the Company through accumulated payroll deductions. The Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
Administration
The Employee Stock Purchase Plan may be administered by the Board or a committee appointed by the Board. All questions of interpretation of the Employee Stock Purchase Plan are determined by the Board or its committee, whose decisions are final and binding upon all participants.
Authorized Shares
If this Proposal No. 2 is approved at the Annual Meeting, 1,000,000 shares of our common stock will initially be reserved for issuance under the Employee Stock Purchase Plan, subject to appropriate adjustments in the event of any stock dividend, stock split, reverse stock split, combination, reclassification or any other increase or decrease in the number of shares of our common stock effected without receipt of consideration.” Appropriate adjustments also may be made in the event of a merger, sale of assets or other reorganization of the Company.
Eligibility
Subject to certain limitations imposed by Section 423(b) of the Code, any person who is employed by the Company (or any designated subsidiary) as of the commencement of an offering period under the Employee Stock Purchase Plan and is customarily employed for at least 20 hours per week and more than five (5) months in a calendar year is eligible to participate in the offering period. Eligible employees may become participants in the Employee Stock Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions on or before the first day of the applicable offering period. As of January 18, 2018, most of the Company’s 184 employees, including all current executive officers, were eligible to participate in the Employee Stock Purchase Plan.

Offering Periods
The Employee Stock Purchase Plan is implemented by consecutive and overlapping 24-month offering periods (or such shorter period as may be determined by the administrator), with a new offering period commencing on or about February 14 and August 15 of each year (or on such other date as the administrator may determine). The administrator may generally change the duration of any offering period without stockholder approval, provided that no offering period may exceed 27 months in duration. In addition, the Board may establish separate, simultaneous or overlapping offering periods applicable to one or more subsidiaries of the Company and having different terms and conditions, for example, to comply with the laws of the applicable jurisdiction. In the event the administrator determines that offering periods will be less than 12 months, offering periods will be consecutive but not overlapping.
Purchase Price
Each offering period consists of up to four (4) consecutive exercise periods of six (6) months’ duration. The last day of each exercise period, which is generally expected to occur on or about August 15 and February 14 of each year but may be adjusted by the administrator, is an exercise date on which each participant in the offering period acquires shares. The purchase price of the shares offered under the Employee Stock Purchase Plan in a given exercise period is the lower of 85% of the fair market value of our common stock on the first date of the offering period containing that exercise period or 85% of the fair market value of our common stock on the exercise date. The fair market value of our common stock on a given date is the closing sale price of our common stock on such date as reported by the NASDAQ Capital Market. On December 29, 2017, the last trading day of the Company’s first quarter of fiscal 2018, the closing price of our common stock as reported on the NASDAQ Capital Market was $8.95 per share.
Payroll Deductions
The purchase price for the shares is accumulated through payroll deductions during each offering period. Payroll deductions commence on the first payday following the commencement of an offering period and end on the last exercise date of the offering period, unless sooner terminated as provided in the Employee Stock Purchase Plan. A participant may not authorize deductions of more than 15% or less than 1% of the participant’s eligible compensation, which is defined under the Employee Stock Purchase Plan to include all base straight time gross earnings, commissions (to the extent such commissions are an integral, recurring part of compensation) and payments for overtime, but exclusive of payments for bonus compensation, equity compensation and other similar compensation for a given offering period. The administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of compensation for an offering period. The Company may limit a participant’s payroll deductions in any calendar year as necessary to avoid accumulating an amount in excess of the maximum amount the Code permits to be applied toward the purchase of shares in any offering under the Employee Stock Purchase Plan. A participant may discontinue participating in the Employee Stock Purchase Plan, or may decrease the rate of payroll deductions during any offering period. Upon withdrawal from the Employee Stock Purchase Plan, the Company will refund, without interest, the participant’s accumulated payroll deductions not previously applied to the purchase of shares.
Grant and Exercise of Purchase Right
In general, the maximum number of shares subject to purchase by a participant for any exercise period is that number determined by dividing the amount of the participant’s total payroll deductions accumulated prior to the exercise date for the exercise period by 85% of the lower of the fair market value of our common stock at the beginning of the offering period or on the exercise date. However, the maximum number of shares a participant may purchase on any exercise date is 2,000. Unless a participant withdraws from the Employee Stock Purchase Plan, the participant’s right to purchase shares is exercised automatically on each exercise date for the maximum number of whole shares that may be purchased at the applicable price. No employee will be permitted to subscribe for shares under the Employee Stock Purchase Plan if, immediately after the grant of a purchase right, the employee would own stock and/or hold purchase rights covering 5% or more of the voting securities of the Company. Further, no employee may be granted a purchase right which would permit the employee to accrue a right to purchase more than $25,000 worth of stock (determined by the fair market value of the shares at the time the purchase right is granted) for each calendar year in which the purchase right is outstanding at any time.
Automatic Transfer to Low Price Offering Period
In the event that the fair market value of our common stock on any exercise date (other than the last exercise date of an offering period) is less than on the first day of the offering period, all participants will be withdrawn from the offering period after the exercise of their purchase right on such exercise date and enrolled as participants in a new offering period commencing on or about the day following such exercise date.
Withdrawal; Termination of Employment
A participant may withdraw all, but not less than all, payroll deductions credited to his or her account but not yet used to exercise a purchase right under the Employee Stock Purchase Plan at any time on fifteen (15) business days’ notice (or such shorter notice as the

Company may permit) by signing and delivering to the Company a notice of withdrawal from the Employee Stock Purchase Plan. Any withdrawal by the participant of accumulated payroll deductions for a given offering period automatically terminates the participant’s interest in that offering period. The failure of a participant to remain in the continuous employment of the Company for at least 20 hours per week during an offering period generally will be deemed to be a withdrawal from that offering period and accumulated payroll deductions will be returned to the participant.
Transferability
No rights or accumulated payroll deductions of a participant under the Employee Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or pursuant to the Employee Stock Purchase Plan) and any attempt to so assign or transfer may be treated by the Company as an election to withdraw from the Employee Stock Purchase Plan.
Adjustments upon Changes in Capitalization
In the event any change is made in the Company’s capitalization pursuant to a stock split or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company, proportionate adjustments will be made by the administrator to the number of shares authorized for issuance under the Employee Stock Purchase Plan, the maximum number of shares of our common stock that may be purchase on any exercise date, the number of shares subject to each outstanding purchase right, and in the purchase price per share.
In the event of a sale of all or substantially all of the assets of the Company or a merger of the Company with another corporation, the acquiring or successor corporation or its parent may assume the purchase rights outstanding under the Employee Stock Purchase Plan or substitute equivalent purchase rights for the acquiror’s stock, provided that the Board may instead shorten an offering period and accelerate the exercise date of all offering periods then in progress to a date prior to the transaction.
Amendment or Termination
The Board may at any time and for any reason amend or terminate the Employee Stock Purchase Plan, except that (other than in limited circumstances set forth in the Employee Stock Purchase Plan) termination will not affect purchase rights previously granted, and no amendment may make any change in any purchase right previously granted that adversely affects the participant’s rights. Stockholder approval must be obtained for any amendment to the extent necessary to comply with applicable law. Under its current terms, the Employee Stock Purchase Plan will expire on January 23, 2028.
Federal Tax Information
The following summary of the effect of United States federal income taxation upon the participant and the Company with respect to the purchase of shares under the Employee Stock Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.
The Employee Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the purchase right or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the length of time the shares have been held by the participant. If the shares have been held by the participant for more than two (2) years after the date of grant of the purchase right and more than one (1) year after the date on which the shares were purchased, then the purchaser will recognize ordinary income equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of such shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain upon such disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally equal to the excess of the fair market value of the purchased shares on the date of the purchase over the purchase price. Any additional gain or loss on the sale will be a capital gain or loss, which will be either long-term or short-term depending on the actual period for which the shares were held. The Company is entitled to a deduction for amounts taxed as ordinary income reported by participants upon disposition of shares within two (2) years from date of grant or one (1) year from the date of acquisition.
New Plan Benefits
The number of shares that may be purchased under the Employee Stock Purchase Plan will depend on each participant’s voluntary election to participate and on the fair market value of our common stock on future purchase dates, and therefore the actual number of shares that may be purchased by any individual is not determinable. No purchase rights have been granted, and no shares of our common stock have been issued with respect to the 1,000,000 shares for which stockholder approval is being sought.
Required Vote
Affirmative votes constituting a majority of the shares present or represented by proxy and entitled to vote on this proposal will be required to approve this proposal. Abstentions will have the same effect as a negative vote, while broker non-votes will have no effect on the outcome of this proposal.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 3
RATIFICATION OF THE SELECTION OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected the firm of Mayer Hoffman, independent certified public accountants, to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2018. Representatives of Mayer Hoffman are expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions. Mayer Hoffman leases substantially all its personnel, who work under the control of Mayer Hoffman shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure. All of the hours expended on Mayer Hoffman’s engagement to audit our financial statements for the 2017 fiscal year were attributed to work performed by such leased personnel.
Neither our governing documents nor applicable laws require stockholder ratification of the selection of Mayer Hoffman as our independent registered public accounting firm. However, the Board is submitting the selection of Mayer Hoffman to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the selection of Mayer Hoffman, the Audit Committee will reconsider whether or not to retain Mayer Hoffman. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Independent Registered Public Accounting Firm Fee Information
The following table sets forth the aggregate fees billed by Mayer Hoffman for the services indicated for the fiscal years ended September 30, 2017 and 2016. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended September 30, 2017	Fiscal Year Ended September 30, 2016
Audit Fees(1)	$314,807	$191,027
Audit-Related Fees(2)	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$314,807	$191,027

(1)
This category represents fees billed by Mayer Hoffman for (i) the audit of our annual financial statements for the fiscal years ended September 30, 2017 and 2016 included in our annual reports on Form 10-K; (ii) the audit of our internal control over financial reporting for the fiscal years ended September 30, 2017 and 2016; and (iii) the review of our unaudited interim period financial statements for the fiscal years ended September 30, 2017 and 2016 included in our quarterly reports on Form 10-Q.

(2)	This category represents assurance and related services that are reasonably related to the audit of our financial statements, which are performed by Mayer Hoffman.
Pre-Approval Policies
The Audit Committee has established policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by our independent registered public accounting firm. Under these policies and procedures, prior to the engagement of the independent registered public accounting firm for pre-approved services, requests or applications for the independent registered public accounting firm to provide services must be submitted to the Audit Committee and must include a detailed description of the services to be rendered. Our Chief Financial Officer and the independent registered public accounting firm must ensure that the independent registered public accounting firm is not engaged to perform the proposed services unless those services are within the list of services that have received the Audit Committee’s pre-approval, and must cause the Audit Committee to be informed in a timely manner of all services rendered by the independent registered public accounting firm and the related fees.
Each request or application must include:

•	a recommendation by our Chief Financial Officer as to whether the Audit Committee should approve the request or application; and

•
a joint statement of our Chief Financial Officer and the independent registered public accounting firm as to whether, in their view, the request or application is consistent with the SEC’s requirements for auditor independence of the Public Company Accounting Oversight Board (the “PCAOB”).

The Audit Committee also will not permit the independent registered public accounting firm to be engaged to provide any services to the extent that the SEC has prohibited the provision of those services by an independent registered public accounting firm, which generally include:

•	bookkeeping or other services related to accounting records or financial statements;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions;

•	human resources;

•	broker-dealer, investment adviser or investment banking services;

•	legal services;

•	expert services unrelated to the audit; and

•	any service that the PCAOB determines is not permissible.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 3 TO RATIFY THE SELECTION OF MAYER HOFFMAN TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2018.

PROPOSAL NO. 4
APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders the opportunity to vote on an advisory (non-binding) resolution, commonly known as a “say-on-pay” resolution, to approve the compensation of our named executive officers as described in this Proxy Statement in the section titled “Executive Compensation,” beginning on page 24, the compensation tables beginning on page 27 and any related narrative discussion contained in this Proxy Statement.  This proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.
Our executive compensation programs are designed to attract, retain and motivate talented, qualified executives, effectively manage and promote the success of our Company and reward performance.  To achieve this balance of objectives, the Board has adopted a compensation approach that includes a mix of short-term and long-term components, cash and equity elements and fixed and contingent payments in proportions that we believe will provide appropriate incentives to reward our senior executives and management team.  Under these programs, our executive officers are rewarded for the achievement of specific financial and strategic goals, which are expected to result in increased stockholder value.  We review our compensation plans and programs on an ongoing basis and periodically make adjustments taking into account competitive conditions and other factors.  Please read the section below entitled “Executive Compensation” for additional details about our executive compensation programs, including information regarding the 2017 fiscal year compensation of our named executive officers.
We believe that the compensation of our named executive officers for the 2017 fiscal year was appropriate and reasonable and that our compensation policies and procedures are sound and support the best interests of our company and our stockholders.  Additionally, we believe that our compensation policies and procedures are effective in aligning the executives’ long-term interests with those of our stockholders.
Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of Mitek Systems, Inc. (the “Company”) approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation, compensation tables and narrative discussion in the Proxy Statement.”
This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.  As an advisory vote, the outcome of the vote on this proposal is not binding upon us.  However, the Board, with input from the Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

At our 2017 annual meeting of stockholders, we held an advisory (non-binding) stockholder vote to approve the compensation of our named executive officers, and also held an advisory (non-binding) stockholder vote on the frequency of future advisory (non-binding) shareholder votes to approve the compensation of our named executive officers. Our stockholders expressed a preference that future advisory (non-binding) stockholder votes to approve the compensation of our named executive officers be held every year, and in light of such preference the Board determined to hold an advisory (non-binding) vote to approve the compensation of our named executive officers every year. The next advisory (non-binding) vote to approve the compensation of our named executive officers will be held at our 2023 annual meeting of stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 4 FOR THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of our Board of Directors has furnished the following report to stockholders of the Company in accordance with rules adopted by the SEC.
As described in its charter, the Audit Committee meets with the independent auditors and our officers or other personnel responsible for our financial reports. The Audit Committee is responsible for reviewing the scope of the auditors’ examination of the Company and the audited results of the examination. The Audit Committee is also responsible for discussing with the auditors the scope, reasonableness and adequacy of internal accounting controls. The Audit Committee is not responsible for the planning or conduct of the audits or the determination that our financial statements are complete and accurate and in accordance with generally accepted accounting principles. Among other matters, the Audit Committee considers and selects a certified public accounting firm as our independent auditor. The Audit Committee held four meetings during the 2017 fiscal year.
In accordance with rules adopted by the SEC, the Audit Committee states that:

•	The Audit Committee has reviewed and discussed with management our audited financial statements for the 2017 fiscal year.

•
The Audit Committee has discussed with Mayer Hoffman McCann P.C., our independent registered public accountants, the matters required to be discussed by the statement on Auditing Standards No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•
The Audit Committee has received the written disclosures and the letter from Mayer Hoffman McCann P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding Mayer Hoffman McCann P.C.’s communications with the Audit Committee concerning independence, and has discussed with Mayer Hoffman McCann P.C. its independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, for filing with the SEC.
Audit Committee
James C. Hale
Bruce E. Hansen
This foregoing Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
General
This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the charters of the committees of the Board and our Code of Business Conduct and Ethics described below may be viewed on our Internet website at www.miteksystems.com under “Investors.” You may also request a copy of any of these documents free of charge by writing to our Corporate Secretary at Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101, Attn: Corporate Secretary.
Director Independence
The Board is responsible for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. As required under NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the company’s board of directors. The Board consults with our counsel to ensure that the Board’s determinations regarding the independence of our directors are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable NASDAQ listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director (or former director, as applicable), or any of his or her family members, and the Company, our senior management and our independent auditors, the Board has determined that all of our directors other than Mr. DeBello are independent, in each case as defined in NASDAQ Listing Rule 5605(a)(2). In addition, the Board has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership.
Meetings of the Board
The Board meets on a regular basis throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval.  The Board also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings.  During the 2017 fiscal year, the Board met six times and acted by unanimous written consent six times.  No director attended fewer than 75% of the aggregate number of meetings held by the Board during the 2017 fiscal year.
Executive Sessions
As required under applicable NASDAQ listing standards, our independent directors periodically meet in executive session at which only they are present.
Director Attendance at Annual Meetings
Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage all of our directors to attend.  All of our directors from the director nominees discussed in Proposal No. 1 above who were directors at the time attended our 2017 annual meeting of stockholders.
Board Leadership Structure
Upon the retirement of our prior Chairman of the Board, Mr. Thornton, in March 2016, our Board reviewed its leadership structure and determined that combining the roles of Chairman and Chief Executive Officer, together with creation of a strong Lead Independent Director role, would provide the appropriate leadership for and oversight of the Company and facilitate effective functioning of both the Board and management.  Accordingly, at that time, the Board appointed Mr. DeBello as the Chairman of the Board.  Mr. DeBello has been an executive officer of the Company for over 13 years and served on our Board for over 22 years giving him a broad understanding of the operational issues and strategic opportunities facing the Company.  The Board believes that the Company and its stockholders currently are best served by having Mr. DeBello continue to serve as Chairman of the Board as well as Chief Executive Officer. By combining these positions, Mr. DeBello serves as a bridge between the Board and the operating organization and provides critical leadership for the strategic initiatives and challenges of the future.
In connection with Mr. DeBello’s appointment as Chairman, the Board also felt it was important to create a Lead Independent Director position to lead the Board’s independent directors to engagement and consensus and to ensure that such independent consensus is heard and implemented, and therefore the Board appointed Mr. Hansen as its Lead Independent Director.  As Lead Independent Director, Mr. Hansen, among other things, serves as a liaison between the Chairman of the Board and the independent directors and is responsible for approving information sent to the Board, meeting agendas for the Board and meeting schedules to ensure there is adequate time for discussion of all agenda items.  Mr. Hansen also has the authority to call meetings of the independent directors, and, if requested by a major stockholder, is available for consultation and direct communication.

The Board retains the flexibility to determine on a case-by-case basis whether the positions of Chief Executive Officer and Chairman of the Board should be combined or separated and whether an independent director should serve as Chairman.  This flexibility permits the Board to organize its functions and conduct its business in a manner it deems most effective and in the best interest of the Company and its stockholders in then prevailing circumstances.
Board’s Role in Risk Oversight
The Board is responsible for oversight of risks facing the Company, while our management is responsible for day-to-day management of risk.  The Board, as a whole, directly administers its risk oversight function.  In addition, the risk oversight function is also administered through the standing committees of the Board, which oversee risks inherent in their respective areas of responsibility, reporting to the Board regularly and involving the Board in their performance of risk oversight, as necessary.  For example, the Audit Committee oversees our financial exposure and financial reporting related risks and the Compensation Committee oversees risks related to our compensation programs and practices.  The Board, as a whole, directly oversees our strategic and business risk, including product development risk, through regular interactions with our management and, from time-to-time, input from independent advisors.  We believe the Board’s leadership structure supports its role in risk oversight, with our President and Chief Executive Officer, Chief Financial Officer and General Counsel responsible for assessing and managing risks facing the Company day-to-day and the members of our Board providing oversight of such risk management.
Information Regarding Board Committees
The Board has established standing Audit, Compensation, and Nominating and Corporate Governance Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities.  The three committees operate under written charters adopted by the Board, each of which is available on our Internet website at www.miteksystems.com under “Investors.” The following table sets forth the number of meetings held and actions taken by written consent during the 2017 fiscal year for each of the committees of the Board and current membership for each of the committees of the Board.  Each member of the committees of the Board during the 2017 fiscal year attended at least 75% of the meetings of each of the committees of the Board on which he or she served that were held during the period for which he or she was a committee member.

	Audit Committee		Nominating and Corporate Governance Committee		Compensation Committee
Employee Director:
James B. DeBello	—		—		—
Non-Employee Directors:
William K. “Bill” Aulet	—		X	(1)	X
Vinton P. Cunningham(2)	X		—		—
Kenneth D. Denman(3)	—		—		—
James C. Hale	X	(1)	—		X
Bruce E. Hansen	X		X		X
Alex W. “Pete” Hart	—		X		X	(1)
Jane J. Thompson(4)	—		X		X
Total meetings in the 2017 fiscal year	4		3		2
Total actions by written consent in the 2017 fiscal year	—		—		—

(1)	Committee chairperson.

(2)	Mr. Cunningham retired from the Board effective December 31, 2017.

(3)	Mr. Denman was appointed to the Board in December 2016 and was not appointed to any committees until December 2017.

(4)	Ms. Thompson was appointed to the Board in September 2017.
Audit Committee
We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(a) of the Exchange Act.  The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements, monitoring the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, and reviewing the independence and performance of our independent registered public accountants.  The current members of the Audit Committee are Messrs. Denman, Hale and Hansen.  The Board has determined that Mr. Hale is an “audit committee financial expert” in accordance with applicable SEC rules.  Each of the members of the Audit

Committee is an “independent” director within the meaning of the applicable NASDAQ listing standards, as well as applicable SEC rules and regulations.
Compensation Committee
The Compensation Committee reviews executive compensation, establishes executive compensation levels, recommends employee compensation programs, administers our incentive plans, and monitors the Company’s compliance with applicable SEC rules and NASDAQ listing standards.  The current members of the Compensation Committee are Messrs. Aulet, Hale and Hart and Ms. Thompson, each of whom is an “independent” director within the meaning of the applicable NASDAQ listing standards, as well as applicable SEC rules and regulations.
Nominating and Corporate Governance Committee
The Nominating Committee is responsible for reviewing and making recommendations to the Board regarding the composition and structure of the Board, establishing criteria for Board membership and corporate policies relating to the recruitment of Board members, and establishing, implementing and monitoring policies and processes regarding principles of corporate governance.  The current members of the Nominating Committee are Messrs. Aulet, Hansen and Hart and Ms. Thompson, each of whom is an “independent” director within the meaning of the applicable NASDAQ listing standards, as well as applicable SEC rules and regulations.
Consideration of Director Nominees
Director Qualifications
When evaluating nominees for election as directors (including all persons recommended by stockholders to become nominees for election as directors), the Nominating Committee takes into account: (i) all factors the Committee considers appropriate, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge; and (ii) the following minimum qualifications:

•	the highest personal and professional ethics, integrity and values and sound business judgment;

•
a background that demonstrates significant accomplishment in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;

•	relevant expertise and experience and an ability to offer advice and guidance to our chief executive officer based on such expertise and experience;

•	independence from any particular constituency and an ability to be able to represent all of our stockholders and be committed to enhancing long-term stockholder value; and

•	sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business.
The Nominating Committee retains the right to modify these criteria from time to time.
Stockholder Nominations
The Nominating Committee will consider director candidates recommended by our stockholders of record. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not a candidate was recommended by a stockholder of record. Stockholders of record who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering a written recommendation and timely notice in accordance with our Bylaws to the Nominating and Corporate Governance Committee at Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101, Attn: Corporate Secretary not later than the close of business on December 7, 2017 nor earlier than November 7, 2017; provided, however, that if the date of our next annual meeting is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.
Each written recommendation must set forth, among other information:

•	the name and address of the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•
the class, series and number of shares of common stock of the Company, and any convertible securities of the Company, that are beneficially owned by the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•
any option, warrant, convertible security, SAR, or similar right with an exercise or conversion privilege or settlement payment at a price related to any class or series of shares of the Company or with a value derived from the value of any class or series of shares of the Company, directly or indirectly, owned beneficially by such stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•
any proxy, agreement, arrangement, understanding, or relationship pursuant to which such stockholder of record and any beneficial owner on whose behalf the nomination is being made has or shares a right to vote any shares of any security of any class or series of the Company;

•	any short interest in any security of the Company held by such stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•	the proposed director candidate’s name, age, business address and residential address;

•
complete biographical information for the proposed director candidate, including the proposed director candidate’s principal occupation or employment and business experience for at least the previous five years;

•
the class and number of shares of common stock of the Company that are beneficially owned by the proposed director candidate and any convertible securities of the Company that are beneficially owned by the director candidate as of the date of the written recommendation;

•	a completed and signed questionnaire, representation and agreement from the director candidate, as further described in our Bylaws; and

•
any other information relating to the proposed director candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated under the Exchange Act.

Director candidate nominations from stockholders must be provided in writing and must include the written consent of each proposed nominee to serve as a director if so elected. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to director nominations. If a proposed director candidate is recommended by a stockholder in accordance with the procedural requirements discussed above and more fully set forth in our Bylaws, the Secretary will provide the foregoing information to the Nominating Committee.
Evaluating Nominees for Director
Our Nominating Committee considers director candidates that are suggested by members of the committee, other members of the Board, members of management, advisors and our stockholders who submit recommendations in accordance with the requirements set forth above. The Nominating Committee may, in the future, also retain a third-party search firm to identify candidates on terms and conditions acceptable to the Nominating Committee, but to date it has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. The Nominating Committee evaluates all nominees for director under the same approach whether they are recommended by stockholders or other sources.
The Nominating Committee reviews candidates for director nominees in the context of the current composition of the Board and committees of the Board, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating Committee considers the director nominee’s qualifications, diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board, the committees of the Board and the Company, to maintain a balance of knowledge, experience, diversity and capability. In addition, the Nominating Committee seeks candidates with significant experience in the Company’s targeted markets. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Board, the committees of the Board and the Company during their respective terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating Committee will also determine whether the nominee meets the minimum director qualifications set forth above, has at least the same level of education and experience as the Company’s then-current directors, and whether such nominee is independent for NASDAQ purposes, which determination will be based upon applicable NASDAQ listing standards and applicable SEC rules and regulations. Although we do not have a formal diversity policy, when considering diversity in evaluating director nominees, the Nominating Committee focuses on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board.
The Nominating Committee will evaluate each proposed director’s candidacy, including proposed candidates recommended by security holders and recommend whether the Board should nominate such proposed director candidate for election by our stockholders.
Stockholder Communications to the Board
Stockholders may contact an individual director, the Board as a group or a specified committee or group of directors, including the non-employee directors as a group, at the following address: Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101, Attn: Board of Directors. We will receive and process communications before forwarding them to the addressee. Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics or request general information about the Company.
Certain Relationships and Related Party Transactions
Since October 1, 2015, we have not entered into any transactions or series of transactions, and we are not currently considering any proposed transaction or series of transactions, in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers or persons who we know beneficially held more than five percent of any class of our common stock, including their immediate family members, had or will have a direct or indirect material interest.
Procedures for Approving Related Party Transactions
Under its charter, the Audit Committee is charged with reviewing and approving all potential related party transactions. All such related party transactions are then required to be reported under applicable SEC rules. Other than as may be required by the Audit Committee’s charter, we have not adopted additional procedures for review of, or standards for approval of, related party transactions but instead review such transactions on a case-by-case basis.
Non-Employee Director Compensation
For the 2017 fiscal year, our non-employee directors were compensated on a retainer-based model.  We also reimburse our non-employee directors for their reasonable expenses incurred in attending Board and committee meetings.  Members of the Board who are also employees of the Company receive no compensation for their services as a director.
The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the members of the Board for the fiscal year ended September 30, 2017:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards (3)(4)	All Other Compensation ($)	Total Compensation ($)
William K. “Bill” Aulet	$30,000	$95,450	$—	$125,450
Vinton P. Cunningham(5)	$40,000	$95,450	$—	$135,450
Kenneth D. Denman(6)	$30,000	$275,018	$—	$305,018
James C. Hale	$30,000	$95,450	$—	$125,450
Bruce E. Hansen	$70,000	$95,450	$—	$165,450
Alex W. “Pete” Hart	$30,000	$95,450	$—	$125,450
Jane Thompson(7)	$—	$334,121	$—	$334,121

(1)
James B. DeBello, a director, Chairman of the Board, our President and Chief Executive Officer and a named executive officer, is not included in this table as he is an employee of the Company and therefore receives no compensation for his service as a director. Mr. DeBello’s compensation is included in the “Summary Compensation Table” below.

(2)
This annual $30,000 retainer is paid on a quarterly basis; the retainer for Vinton P. Cunningham contains an additional $10,000 for his role as chairman of the audit committee; the retainer for Bruce E. Hansen contains an additional $40,000 for his role as lead independent director.

(3)
The amounts shown under the “Stock Awards” column represent the aggregate grant date fair value of stock options and restricted stock units granted to each non-employee director computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation— Stock Compensation. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 5 to our financial statements included in our Form 10-K filed with the SEC on November 30, 2017.

(4)
As of September 30, 2017, each of our non-employee directors had the following aggregate number of stock awards outstanding: Mr. Aulet—86,600 shares; Mr. Cunningham—296,600 shares; Mr. Denman—55,385 shares; Mr. Hale—116,600 shares; Mr. Hansen—151,600 shares; Mr. Hart—126,600 shares; and Ms. Thompson—72,630 shares.

(5)	Mr. Cunningham retired from his position on the Board effective December 31, 2017.

(6)
Mr. Denman was appointed to the Board in December 2016. In connection with his appointment to the Board, he received a restricted stock grant with a grant date fair value of $102,000 as well as stock options with a grant date fair value of $173,000.

(7)
Ms. Thompson was appointed to the Board on September 20, 2017. Prior to that date, she served as a member of our Advisory Board since 2012. For the year ended September 30, 2017, she received restricted stock units with a grant date fair value of $30,000 as an Advisory Board member as well as stock options with a grant date fair value of $204,000 and restricted stock units with a grant date fair value of $100,000 as a Board member.

INFORMATION REGARDING OUR EXECUTIVE OFFICERS
The officers of the Company serve at the pleasure of the Board. The following table includes the names and certain information about our current executive officers:

Name	Age	Position
James B. DeBello	59	President and Chief Executive Officer and Chairman of the Board
Jeffrey C. Davison	53	Chief Financial Officer
Michael E. Diamond	53	Senior Vice President, General Manager—Payments
Kalle J. Marsal	46	Chief Operating Officer
Stephen J. Ritter	48	Chief Technology Officer

Jeffrey C. Davison. Mr. Davison joined Mitek as our Chief Financial Officer in June of 2017. Prior to joining the Company, Mr. Davison was Senior Vice President, Sales Success of NetSuite Inc., one of the world’s leading providers of cloud-based financials, enterprise resource planning, human resources, professional services automation and omnichannel commerce software suites, from May 2014 through December 2016, where he was responsible for solution consulting, business development representatives, sales operations, sales enablement, and sales planning and analysis and oversaw approximately six hundred employees. From August 2013 through April 2014, Mr. Davison served as Chief Financial Officer of Outbrain Inc., a worldwide provider of content discovery platforms, where he was responsible for all aspects of finance and accounting, planning, business systems, insurance, and reporting. Prior to his position at Outbrain, Mr. Davison served as Chief Financial Officer of RightNow Technologies, Inc., from January 2008 through April 2012, and served as Vice President, Finance and Operations from April 2006 through January 2008 and Vice President, Sales Operations, from September 2000 through April 2006. While holding these positions, he managed financial aspects of RightNow’s transition from a privately held company through its initial public offering and eventually through its $1.8 billion acquisition by Oracle Corporation. Mr. Davison holds a B.S. in Accounting from Montana State University-Bozeman.
Michael E. Diamond.  Mr. Diamond has served as our Senior Vice President, General Manager—Payments since January 2016 and previously served as our Chief Revenue Officer from September 2013 to January 2016 and as our Senior Vice President, Sales and Business Development from June 2012 through September 2013.  Prior to joining Mitek, from March 2008 to June 2012, Mr. Diamond served as Senior Vice President, Business Development, at Obopay Corporation, a global mobile payments company.  From July 2004 to March 2008, he served as a Business Unit Executive at IBM Corporation.  From January 2001 to July 2004, Mr. Diamond served as Vice President, Business and Corporate Development, at Alphablox Corporation, a provider of software for web-based enterprise analytics, and was directly involved in shaping and driving Alphablox’s acquisition by IBM Corporation.  From November 1999 to January 2001, Mr. Diamond served in various roles, including Senior Vice President Business Development/General Manager, Latin America and Japan, at S1 Corporation, an online financial services provider.  From March 1996 to November 1999, Mr. Diamond served in various management roles, including as Director, Channel Sales, at Edify Corporation, a provider of interactive voice response and online financial services software.  Mr. Diamond earned a bachelor’s degree in business administration with an emphasis in international business from St. Norbert College.
Kalle J. Marsal. Mr. Marsal joined the Company as Chief Marketing Officer in September 2016 and became our Chief Operating Officer in July of 2017. He previously served as Vice President of Product Management, Inkjet Printing Business at HP Inc., a global leader in computing and printing solutions, from April 2015 through August 2016. From March 2014 to April 2015, Mr. Marsal held several different positions at HP Inc., including Sr. Director of Product Marketing, Inkjet Business Printing. From April 2012 to March 2014, Mr. Marsal served as Sr. Director of Product Management at Inkjet Supplies & Emerging Markets Solutions, where he also served as Director of Marketing, Retail Photo Solutions from May 2008 to April 2012 and Manager of Product Marketing & Business Development, Retail Photo Solutions from February 2004 to May 2008. Mr. Marsal holds a B.S. in Industrial Engineering, with distinction, and a M.S. in Industrial Engineering from Stanford University. He also holds an M.B.A. from Stanford University Graduate School of Business, where he was honored as an Arjay Miller Scholar. Mr. Marsal has over 20 years of experience in business development, entrepreneurship, venture capital, corporate strategy, marketing and general management.
Stephen Ritter.  Mr. Ritter has served as our Chief Technology Officer since February 2016. Prior to joining Mitek, from June 2014 to February 2016 Mr. Ritter served as Chief Technology Officer for deep learning startup Emotient, acquired by Apple in January 2016.  From September 2013 through June 2014, Mr. Ritter was Chief Technology Officer for cloud based genomics startup Cypher Genomics which was acquired by Human Longevity Incorporated.  Mr. Ritter served as Vice President Engineering for Websense, a web, data and email security company, from June 2011 through August 2013.  From April 2006 through June 2011, Mr. Ritter was Senior Director of Engineering for McAfee/Intel.  Mr. Ritter joined McAfee as a result of the acquisition of security startup Preventsys where he served as Vice President of Engineering from November 2000 through April of 2006.  From January 2000 through October of 2002 Mr. Ritter was Principal Architect for Medunite.  Prior to joining Medunite, Mr. Ritter served as Senior Professional Services Engineer for Persistence Software.  Persistence Software acquired Orbisys, where Mr. Ritter was Founder and Vice President of

Engineering from January 1996 through January 1998.  Between 1993 and 1996 Mr. Ritter was a Software Engineer for Titan Corporation; prior to that from 1992 through 1993 Mr. Ritter was a Scientific Programmer at the Computational Neurobiology Lab at the Salk Institute.  Mr. Ritter received a B.S. in Cognitive Science with an emphasis in Computer Science from the University of California San Diego in 1992 and is an inventor on nine patents.
None of our executive officers has any family relationships with any of our other executive officers or directors. There currently are no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our executive officers.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our named executive officers for the fiscal year ended September 30, 2017 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual amounts and forms of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.
Company Highlights
Our financial and operational performance for the fiscal year ended September 30, 2017 reflected our continued efforts to increase our top-line performance and cash flows.  Our 2017 fiscal year highlights include:

•	Revenues for the fiscal year ended September 30, 2017 were $45.4 million, an increase of 31% compared to revenues of $34.7 million for the fiscal year ended September 30, 2016.

•
Net income was $14.1 million, or $0.40 per diluted share, for the fiscal year ended September 30, 2017, compared to net income of $2.0 million, or $0.06 per diluted share, for the fiscal year ended September 30, 2016. Net income for the fiscal year ended September 30, 2017 included an income tax benefit related to the release of the deferred tax asset valuation allowance of $11.0 million.

•	Cash provided by operating activities was $10.4 million for the fiscal year ended September 30, 2017, compared to $7.9 million for the fiscal year ended September 30, 2016.

•
Our mobile check deposit business continued to grow. During the fiscal year ended September 30, 2017 the total number of financial institutions licensing our technology exceeded 5,900. All of the top 10 U.S. retail banks, and nearly all of the top 50 U.S. retail banks utilize our technology.

•
We added new patents to our portfolio during the fiscal year ended September 30, 2017, bringing our total number of issued patents to 35 as of September 30, 2017. In addition, we have 16 patent applications as of September 30, 2017.

Named Executive Officers
As required by SEC rules, this Compensation Discussion and Analysis discusses compensation decisions with respect to (i) our Chief Executive Officer, (ii) Chief Financial Officer, (iii) the three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer who were serving as executive officers at the end of the 2017 fiscal year, and (iv) up to two additional individuals for whom disclosure would have been provided pursuant to the preceding clause (iii) but for the fact that the individual was not serving as an executive officer of the Company at the end of the 2017 fiscal year. We refer to these executive officers collectively in this Compensation Discussion and Analysis and the related compensation tables as the “named executive officers.” For the fiscal year ended September 30, 2017, the named executive officers were:

•	James B. DeBello, our President and Chief Executive Officer (“CEO”);

•	Jeffrey C. Davison, our our Chief Financial Officer (“CFO”);

•	Russell C. Clark, our former Chief Financial Officer and Secretary (“former CFO”);

•	Michael E. Diamond, our Senior Vice President, General Manager—Payments (“GM”);

•	Stephen J. Ritter, our Chief Technology Officer (“CTO”); and

•	Kalle J. Marsal, our Chief Operating Officer (“COO”).
Compensation Philosophy and Objectives
Our compensation philosophy is built upon the principles of pay for performance, shared ownership and alignment with the long-term interests of our stockholders. We believe that every aspect of our compensation programs, including the mix of short-term and long-term cash and equity payments, should enhance the Company’s ability to maximize stockholder value over time. Our specific objectives consistent with that philosophy are to:

•	align our executive officers’ compensation with our business objectives and the interests of our stockholders;

•	foster a goal-oriented, highly motivated management team whose participants have a clear understanding of our business objectives and shared corporate values; and

•	enable us to attract, motivate and retain the executive talent needed to enhance stockholder value in a competitive environment.
To meet these objectives, the Compensation Committee has designed a compensation program that combines “fixed” forms of compensation, such as base salaries and certain other benefits, with “at-risk” forms of compensation, such as performance-based annual bonuses, based upon the achievement of corporate and individual goals established by the Compensation Committee, and long-term equity incentive awards, which reward increasing the long-term value of the Company. While our objectives guide the development of our compensation programs, we may alter our programs and practices according to the evolving needs of the Company, within the constraints of any agreements in place with individual employees.
As we evaluated our compensation practices and talent needs throughout 2017, we were mindful of the support our stockholders expressed for our philosophy of linking compensation to our financial, operational and strategic goals incentivize the enhancement of stockholder value. As a result, the Compensation Committee decided to retain our general approach with respect to our executive compensation program.
Process for Establishing Compensation
Role of the Compensation Committee and Executive Officers
The current members of the Compensation Committee are Messrs. Aulet, Hale and Hart and Ms. Thompson.  Each of these individuals qualifies as (i) an “independent director” under the requirements of NASDAQ listing rules, (ii) a ”non-employee director” under Rule 16b-3 of the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code.  The Compensation Committee is responsible for monitoring the performance and compensation of our named executive officers, reviewing compensation plans and administering our incentive plans.
The Compensation Committee operates under a written charter and is responsible for annually reviewing and approving the amount and form of compensation of our CEO and making recommendations to the Board with respect to the amount and form of compensation of our other executive officers. The Compensation Committee considers recommendations from Mr. DeBello, our President and CEO, in determining executive compensation. Specifically, our CEO recommends base salary increases, equity award levels and the performance goals that are used in our annual bonus program and advises the Compensation Committee regarding the compensation program’s ability to attract, retain and motivate executive talent. The Compensation Committee has and exercises the ability to materially increase or decrease the compensation amounts recommended by our CEO. Our CEO is also involved in our executive compensation process by providing input on the performance targets for our annual bonus program, including the relative weight to be assigned to each performance target. Our Compensation Committee routinely meets in executive session, and our CEO is not in attendance during sessions of the Compensation Committee and sessions of the Board where decisions are made regarding his compensation. The Compensation Committee, by resolution passed by a majority of the committee, has the authority to designate one or more subcommittees, which subcommittee, to the extent not limited by applicable law or the NASDAQ listing standards, may have and exercise all the powers and authority of the Compensation Committee.
The Compensation Committee also considers the input of our compensation consultant. For the 2017 fiscal year, the Compensation Committee selected the consulting firm Barney & Barney LLC (the “Compensation Consultant”) as our Compensation Consultant (see below under the heading “Role of the Compensation Consultant”). The Compensation Committee has selected consulting firm FW Cook as our new compensation consultant for fiscal year 2018. Although the Compensation Committee considers the input of our CEO and the Compensation Consultant, it is not bound by such recommendations, and the Compensation Committee’s determinations with respect to all executive compensation are submitted to the Board for final approval.
Role of the Compensation Consultant
In designing compensation programs and determining compensation levels for our named executive officers for the 2017 fiscal year, the Compensation Committee retained the services of the Compensation Consultant to formulate a report and make recommendations to the Compensation Committee regarding our compensation programs and executive compensation levels.  The Chairman of the Compensation Committee worked directly with the Compensation Consultant to determine the scope of the work needed to assist the Compensation Committee in its decision-making processes.  The Compensation Committee has assessed the independence of the Compensation Consultant and determined that no conflict of interest exists under the rules established by the SEC.  The Compensation Committee reviews the independence of its advisors annually.  In connection with its engagement, the Compensation Consultant provided the Compensation Committee with benchmark comparative data for our named executive officers with respect to base salaries, target and actual total cash compensation levels, long-term incentive values, and total direct compensation.  In making compensation decisions for the 2017 fiscal year, the Compensation Committee compared each element of total direct compensation against a peer group of 23 publicly traded companies in the technology industry, with an emphasis on application software, payments, banking and mobile software applications against which the Compensation Committee believes we compete in the market for executive talent.  We collectively refer to this group as the “Compensation Peer Group.” The pay data for this group was analyzed by the Compensation Consultant using each company’s recent public filings.  This Compensation Peer Group was used, when available, for all executive officers, including our named executive officers.  We generally select companies with the following criteria for the Compensation Peer Group:  less than $200 million in annual revenues, less than 750 employees and between $100 million and $750 million in market capitalization.  The following is a list of the 23 companies comprising our Compensation Peer Group for the 2017 fiscal year:

Amber Road, Inc.	GSI Technology, Inc.	Planet Payment, Inc.
American Software, Inc.	Guidance Software, Inc.	Pros Holdings, Inc.
Aware, Inc.	Immersion Corporation	RadiSys Corporation
Bazaarvoice, Inc.	Imprivata, Inc.	Sapiens International Corporation, N.V.
Brightcove Inc.	Jive Software, Inc.	Telenav, Inc.
Carbonite, Inc.	Model N, Inc.	Xactly Corporation
Digimarc Corporation	NVE Corporation	Zix Corporation
Glu Mobile Inc.	PDF Solutions, Inc.

The Compensation Committee used the peer group data provided by the Compensation Consultant to make the initial determination of the competitiveness of total direct compensation for each executive. Our Compensation Committee makes adjustments down or up from such market-based determination based on its comprehensive assessment of retention risk for each executive, based in part on input from our CEO with regard to the positions that report to him.
Components of Executive Compensation
The Company’s executive compensation program consists of the following elements:

•	base salary;

•	annual bonuses;

•	equity-based incentives;

•	other benefits; and

•	severance and change of control plans.
Base Salary
We provide a base salary to our named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year. Base salary will typically be used to recognize the experience, skills, knowledge and responsibilities required of each named executive officer, and should reflect individual performance related to our overall financial performance as well as competitive practice. Salary reviews are typically performed annually in conjunction with performance reviews.
Generally, the initial base salaries of our executive officers are established through arm’s-length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience and prior salary level. Thereafter, the Compensation Committee reviews and recommends adjustments, as necessary or appropriate, to the base salaries of our executive officers to the Board on an annual basis.
The Compensation Committee typically targets named executive officers’ salaries at a level that is near the median of salaries of executives with similar roles at comparable companies. The Compensation Committee believes that the median for base salaries is the minimum cash compensation level that would allow us to attract and retain talented executives.
All employees’ base salaries are reviewed annually for possible merit increases taking into account the criteria referenced above, but merit increases are not automatic or guaranteed.
In November 2016, based on the recommendation of the Compensation Committee, the Board approved a 1.8% increase in the base salary for Mr. DeBello, a 1.6% increase in base salary for Mr. Clark, and a 3.0% increase in the base salaries for Mssrs. Diamond and Ritter for the 2017 fiscal year, consistent with market trends and practices. As Mr. Marsal had only recently joined the Company in September 2016, he did not receive an increase in base salary for the 2017 fiscal year.

The following table sets forth information regarding base salaries approved by the Board for the 2017 fiscal year for our named executive officers:

Named Executive Officer	2017 Base Salary
James B. DeBello	$450,000
Jeffrey C. Davison	$300,000	(1)
Russell C. Clark	$280,000
Stephen J. Ritter	$272,950
Kalle J. Marsal	$250,000
Michael E. Diamond	$206,000

(1)
Reflects the annualized base salary of Mr. Davison. Mr. Davison was appointed to his position during the 2017 fiscal year, and accordingly, cash salary actually paid him was less than the annualized base salary (as reflected in the Summary Compensation Table).

Annual Bonus
Our annual bonus plan is one of the key components of the “at-risk” compensation we offer to our executives. We utilize our annual bonus plan to reward performance achievements with a time horizon of one year or less and such plan is intended to motivate and reward our executives for their contributions toward meeting longer-term corporate financial and strategic goals and to align the interests of such executives with those of our stockholders.
In developing our annual bonus plan, the Compensation Committee sets targets which it believes reflect the business conditions within our industry and are consistent with achieving our short- and long-term goals. The target achievement levels for our executives with respect to the applicable performance metrics are based on the Board-approved operating plan, which reflects the Company’s target performance for the upcoming fiscal year, and such targets are calibrated such that they are challenging enough to require strong and consistent effort by the executives in order to be achieved.
 In November 2016, the Board, based upon the recommendation of the Compensation Committee, approved the Company’s executive bonus program for the fiscal year ended September 30, 2017 (the “2017 Bonus Plan”). Pursuant to the terms of the 2017 Bonus Plan, certain of the Company’s executives were eligible to receive cash bonuses based upon the achievement of certain corporate and individual performance goals during the 2017 fiscal year.
The Compensation Committee reviewed each executive’s bonus target as a percentage of their base salary.  As part of this review, the bonus target for our CEO remained at 80% of his annualized salary, the bonus target for our former CFO remained at 50% of his annualized salary, the bonus target for our CTO remained at 40% of his annualized salary, and the bonus target for our GM remained at 100% of his annualized salary.  Our COO's bonus target was set at 40% of his annualized salary. For our CEO, the 2017 Bonus Plan provided that up to 75% of the bonus target would be based upon the Company’s revenue and non-GAAP net income performance and the remaining 25% of the bonus target would be based upon achievement of certain individual performance goals determined by our Board.  For our CTO, COO, and former CFO the 2017 Bonus Plan provided that up to 75% of the bonus target would be based upon the Company’s revenue and non-GAAP net income performance and the remaining 25% of the bonus target would be based upon achievement of certain individual performance goals determined by our CEO.  The maximum bonus payable to each executive under the 2017 Bonus Plan was 150% of their respective bonus targets.  Our new CFO joined the Company mid-year, and thus was not a participant in the 2017 Bonus Plan, but was awarded a cash bonus by the Board, based on the recommendations of the Compensation Committee, consistent with the targets and criteria set forth in the 2017 Bonus Plan, with a bonus target of 60% of his annualized salary pro-rated to reflect the portion of the year during which he served in his position.

In making its determination with respect to the achievement of performance objectives, the Compensation Committee considers our CEO’s recommendations with respect to the performance of his direct reports against their individual performance objectives.  Following the end of the 2017 fiscal year, the Compensation Committee assessed the Company’s performance against the corporate performance component and determined that the Company had achieved 98.6% of its revenue plan and 104.3% of its non-GAAP net income plan. Accordingly, after taking into account the named executive officers’ performance against their respective individual performance goals, the Compensation Committee awarded the following annual bonus amounts, which amounts were paid in November 2017:

Named Executive Officer	2017 Bonus Target (as a percentage of base salary)		2017 Bonus Target (base * target %) (1)	2017 Bonus
James B. DeBello	80%		$360,000	$360,000
Jeffrey C. Davison	60%	(2)	180,000	49,808	(3)
Russell C. Clark	50%		140,000	98,438	(4)
Stephen J. Ritter	40%		109,180	109,180
Kalle Marsal	40%		100,000	100,000
Michael E. Diamond	100%		206,000	206,000

(1)	Reflects the annualized target bonus of the named executive officer.

(2)
Mr. Davison was not a participant in the 2017 Bonus Plan, and accordingly, did not have a 2017 bonus target set forth therein. The bonus target, as a percentage of base salary, set forth above was determined by the Board, based on the recommendations of the Compensation Committee, consistent with the bonus targets assigned to participants in the 2017 Bonus Plan based on Mr. Davison’s role with the Company.

(3)	Reflects the pro rated bonus awarded to Mr. Davison based upon the portion of the 2017 fiscal year during which Mr. Davison served.

(4)	Reflects the pro rated bonus awarded to the Mr. Clark upon his resignation date.
Equity-Based Incentives
Our long-term equity-based incentives are another key component of our “at-risk” compensation package and are intended to reward longer-term performance and to help align the interests of our executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our executive officers through the use of equity incentives.
Equity-based incentives are granted to our executive officers under the Mitek Systems, Inc. 2012 Incentive Plan (the “2012 Plan”). Stock options granted under the 2012 Plan generally vest as to 25% of the shares on the one-year anniversary of the date of grant and thereafter in equal monthly installments over a period of three years. RSUs granted under the 2012 Plan may be issued for nominal or no cost and may be granted in consideration of the recipient’s past or future services performed for the Company. RSUs generally vest in equal annual installments over a period of four years from the date of grant.
Typically, the size and form of the initial equity awards for our executive officers is established through arm’s-length negotiation at the time the individual executive officer is hired. In formulating these awards, the Compensation Committee considers, among other things, the prospective role and responsibility of the executive officer, the amount of equity-based compensation held by the executive officer at his or her former employer, the cash compensation received by the executive officer, the Compensation Committee’s sense of the competitive market for similar positions (based on input from the Compensation Consultant), and the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value. Thereafter, the Compensation Committee reviews the equity holdings of our executive officers annually and periodically recommends to the Board, based on input from the Compensation Consultant, the grant of equity awards in the form of stock options and/or RSUs to our executive officers to ensure that their overall equity position was consistent with our compensation objectives.
On November 16, 2016, Messrs. DeBello, Clark, Diamond, Marsal and Ritter were granted annual equity incentive awards, based in part on the performance of the Company during the year ended September 30, 2016 and based on input from the Compensation Consultant. Mr. Davison joined the Company on June 22, 2017 and was granted equity incentive awards in connection with his initiation of employment.
During the year ended September 30, 2017, in addition to the annual equity incentive awards, the Company granted Senior Executive Long Term Incentive Restricted Stock Units (“Senior Executive Performance RSUs”) in order to provide performance incentives beyond a single fiscal year. Senior Executive Performance RSUs are purely performance-based, and no Senior Executive Performance RSUs vest unless, as of the end of the performance period (March 1, 2017 through the date that is 25 trading days after the first filing of an Annual Report on Form 10-K or Quarterly Report on Form 10-Q by the Company following September 30, 2019 (the “Performance Period”)) or in connection with a Change of Control (as defined in the 2012 Plan), a significant threshold level of stock price appreciation (or the equivalent in connection with a Change of Control that takes the form of an asset sale) has been achieved by the Company. Furthermore, the number of Senior Executive Performance RSUs that ultimately vest at the end of the Performance Period depends on whether the percentage increase in the Company’s stock price during the Performance Period equaled or outperformed the percentage increase in the Russell 2000 Index over the same period. A complete discussion of the Senior Executive Performance RSUs is set forth in the 2012 Plan.
The following table sets forth the number of equity awards granted.

Named Executive Officer	Restricted Stock Units	Senior Executive Performance RSUs
James B. DeBello	150,000	600,000
Jeffrey C. Davison	150,000	300,000
Russell C. Clark	60,000	300,000
Stephen J. Ritter	100,000	400,000
Kalle Marsal	100,000	200,000
Michael E. Diamond	30,000	150,000
Other Benefits
We maintain a 401(k) plan that allows participating employees to contribute a percentage of their salary, subject to Internal Revenue Service annual limits, on a pre-tax basis pursuant to a cash or deferred arrangement under Section 401(k) of the Code.  The Company made matching contributions to the plan for the fiscal years ended September 30, 2016 and September 30, 2015. The Company intends to make matching contributions to the plan for the fiscal year ended September 30, 2017.
In addition, we provide health care, dental, vision and life insurance, employee assistance plans, long-term disability and accidental death and dismemberment benefits to all full-time employees, including our named executive officers. These benefits are available to all employees, subject to applicable laws. We believe these benefits are consistent with benefits of companies with which we compete for employees.
Severance and Change of Control Plans
The Compensation Committee provides our executives with severance and change of control protection when it determines that such protection is necessary to attract or retain an executive. Under the terms of their respective executive severance and change of control plans, each named executive officer is entitled to receive certain severance payments and benefits in the event that he is terminated without cause or resigns for good reason and/or is terminated in connection with a change of control of the Company, subject in all cases to certain conditions. The severance payments and benefits that are payable under these plans are further described below in the section entitled “Potential Payments Upon Termination or Change of Control.”
Executive Compensation for the 2018 Fiscal Year
Components of Executive Compensation
Base Salary.  Based on input from the Compensation Consultant, the Compensation Committee recommended and the Board approved increases in the base salaries for each of our named executive officers for the 2018 fiscal year. Mssrs. DeBello, Davison and Ritter received increases of 4.0% of their respective base salaries (with Mr. Davison's increase adjusted down to 1.3% based on his start date with the Company) consistent with market trends and practices. Mr. Marsal received an increase of 12% of his base salary based on his promotion to the role of Chief Operating Officer. While Mr. Diamond's overall compensation level remained unchanged, the Compensation Committee and the Board reallocated his compensation to change the amount at risk, by increasing his base salary and decreasing his target bonus percentage.

Named Executive Officer	2018 Base Salary
James B. DeBello	$468,000
Jeffrey C. Davison	$304,000
Stephen J. Ritter	$283,920
Kalle Marsal	$280,000
Michael E. Diamond	$280,160

Annual Bonus.  On December 28, 2017, the Board, based upon the recommendation of the Compensation Committee, approved the Company’s executive bonus program for the fiscal year ending September 30, 2018 (the “2018 Bonus Plan”).  Pursuant to the terms of the 2018 Bonus Plan, the Company’s executive officers will be eligible to receive cash bonuses based upon the achievement of certain corporate and individual performance goals during the 2018 fiscal year.  The bonus target under the 2018 Bonus Plan for the CEO was consistent with the 2017 Bonus Plan, with our CEO having a bonus target equal to 80% of his annualized salary. The bonus target under the 2018 Bonus Plan for our CFO was set at 60% (an increase from the 50% target for our Former CFO under the 2017 Bonus Plan). The bonus target under the 2018 Bonus Plan for our CTO was increased from 40% to 60% and was increased for our COO from 40% to 50% .  Up to 75% of the bonus target for our CEO, CFO, CTO, and COO is based upon achievement of two financial metrics (revenue and non-GAAP net income) and the remaining 25% of the bonus target is based upon achievement of certain individual performance goals.  In addition, our GM will be eligible to receive a cash bonus equal to up to 50% of his annualized salary (reduced from 100% under the 2017 Bonus Plan with a corresponding increase in base salary), with up to 87.5% of the bonus target based upon achievement of two financial metrics (revenue and non-GAAP net income) and the remaining 12.5% of the bonus target based upon achievement of certain individual performance goals.  The maximum bonus payable to each of the Company’s CEO, CFO, CTO, COO and GM is 150% of their respective bonus targets.
Equity-Based Incentives.  On November 15, 2017, the Board, based upon the recommendation of the Compensation Committee, approved the following RSU grants for the fiscal year ending September 30, 2018:  Mr. DeBello—52,326 shares; Mr. Davison —7,752 shares; Mr. Diamond—17,442 shares; Mr. Marsal —17,442 shares; and Mr. Ritter—134,884 shares. In addition, on November 15, 2017, the Board, based on recommendation of the Compensation Committee, approved the following stock option grants for the fiscal year ended September 30, 2018: Mr. DeBello—98,581 shares; Mr. Davison —14,605 shares; Mr. Diamond—32,861 shares; Mr. Marsal —32,861 shares; and Mr. Ritter— 65,721 shares.
Tax Considerations
Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to certain named executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) of the Code so that the compensation remains tax deductible to us. However, the Board may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Code when it believes that such payments are appropriate to attract and retain executive talent.
Risks Related to Compensation Policies and Practices
The Compensation Committee has considered whether the Company’s overall compensation program for its employees creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long- and short-term compensation incentives that we believe is properly weighted and the uniformity of compensation policies across the Company, which the Compensation Committee regards as setting an appropriate level of risk taking for the Company. We also believe the Company’s internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to a harmful long-term business transaction in exchange for short-term compensation benefits.
Hedging Prohibition
As part of our insider trading policy, without the prior approval of our CFO, our executives and directors are prohibited from short selling and buying or selling puts and calls on our securities, and from engaging in hedging, forward sale and other similar derivative transactions of our securities.

Summary Compensation Table
The following table sets forth certain information regarding the compensation earned by each of our named executive officers during the fiscal years ended September 30, 2017, 2016 and 2015:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total Compensation ($)
James B. DeBello	2017	450,000		—		1,660,752	—	360,000	421		2,471,173
President & CEO	2016	441,952		14,000	(4)	862,000	—	414,071	516		1,732,539
	2015	420,909		—		—	499,850	384,082	1,290		1,306,131
Jeffrey C. Davison	2017	84,092	(5)	48,808	(6)	2,040,302	—	—	50,106	(7)	2,223,308
Chief Financial Officer
Russell C. Clark (8)	2017	210,778		98,438		744,126	—	—	315,602	(9)	1,368,944
Former Chief	2016	275,701		—		646,500	—	161,443	180		1,083,824
Financial Officer	2015	262,573		—		—	399,880	149,768	450		812,671
Michael E. Diamond	2017	206,000		—		569,726	—	206,000	289		982,015
General Manager	2016	200,000		—		431,000	—	216,802	345		848,147
	2015	185,657		—		—	299,910	206,263	690		692,520
Kalle J. Marsal	2017	250,000		—		1,104,635	—	100,000	351		1,454,986
Chief Operating Officer
Stephen J. Ritter	2017	272,950		—		1,107,168	—	109,180	383		1,489,681
Chief Technology Officer	2016	171,231	(5)	79,246	(10)	605,750	—	—	406		856,633

(1)
The amounts shown under the “Stock Awards” column and the “Option Awards” column represent the aggregate grant date fair value of RSUs (including Senior Executive Performance RSUs) and option awards, respectively, granted to each named executive officer in the year indicated, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 5 to our financial statements included in our Form 10-K filed with the SEC on November 30, 2017.

(2)
The amounts shown under the “Non-Equity Incentive Plan Compensation” column represent annual cash bonuses earned pursuant to the 2017 Bonus Plan, the 2016 Bonus Plan, and the 2015 Bonus Plan, respectively.

(3)	Represents group term life insurance premiums paid on behalf of our named executive officers in the fiscal years ended September 30, 2017, 2016 and 2015, unless otherwise noted.

(4)
Represents a discretionary bonus awarded to the named executive officer by the Board, based on recommendations of the Compensation Committee, outside the terms of the 2016 Bonus Plan with respect to the named executive officer’s service to the Company during the 2016 fiscal year.

(5)
Represents the portion of the named executive officer's base salary earned during the portion of the 2017 and 2016 fiscal years during which the named executive officer commenced his employment with the Company (June 2017, in the case of Mr. Davison and February 2016, in the case of Mr. Ritter).

(6)
Represents a discretionary bonus of $48,438 with respect to the named executive officer's service to the Company during the 2017 fiscal year. The named executive officer joined the Company during the 2017 fiscal year, and thus was not a participant in the 2017 Bonus Plan, but was awarded this discretionary bonus by the Board, based on recommendations of the Compensation Committee, consistent with the targets and criteria set forth in the 2017 Bonus Plan, pro-rated to reflect the portion of the year during which the named executive officer served in his position.

(7)	Includes $50,000 for relocation expenses paid to the named executive officer in accordance with his offer letter.

(8)
Mr. Clark’s compensation represents his base salary and bonus which were pro-rated based on his resignation date. Mr. Clark’s All Other Compensation includes $280,000 of severance, $35,308 of COBRA payments associated with his resignation, and $295 of group term life insurance paid through his resignation date.

(9)	Amount includes a bonus in the amount of $98,438 paid to Mr. Clark in connection with his resignation.

(10)
Represents a discretionary bonus awarded to the named executive officer with respect to the named executive officer’s service to the Company during the 2016 fiscal year.  The named executive officer joined the Company during the 2016 fiscal year, and thus was not a participant in the 2016 Bonus Plan, but was awarded this discretionary bonus by the Board, based on recommendations of the Compensation Committee, consistent with the targets and criteria set forth in the 2016 Bonus Plan, pro-rated to reflect the portion of the year during which the named executive officer served in his position.

Grants of Plan-Based Awards
The following table sets forth information regarding grants of plan-based awards to each of our named executive officers during the fiscal year ended September 30, 2017:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards:	Grant Date Fair Value of Stock
	Grant	Threshold	Target	Maximum	(# of	and Option
Name	Date	($)	($)	($)	shares)(2)	Awards(3)
James B. DeBello	11/16/2016	$90,000	$360,000	$495,000	—	—
	11/16/2016	—	—	—	150,000	$862,500
	3/10/2017	—	—	—	600,000	$798,252
Jeffrey C. Davison	6/21/2017	—	—	—	150,000	$1,312,500
	6/21/2017	—	—	—	300,000	$727,802
Russell C. Clark	11/16/2016	$35,000	$140,000	$192,500	—	—
	11/16/2016	—	—	—	60,000	$345,000
	3/10/2017	—	—	—	300,000	$399,126
Michael E. Diamond	11/16/2016	$51,500	$206,000	$283,250	—	—
	11/16/2016	$—	$—	$—	30,000	172,500
	8/10/2017	$—	$—	$—	150,000	397,226
Kalle J. Marsal	11/16/2016	$25,000	$100,000	$137,500	—	—
	11/16/2016	—			100,000	$575,000
	8/10/2017	—			200,000	$529,635
Stephen J. Ritter	11/16/2016	$27,295	$109,180	$150,123	—	—
	11/16/2016	—	—	—	100,000	$575,000
	3/10/2017	—	—	—	400,000	$532,168

(1)
Messrs. DeBello, Clark, Diamond, Marsal and Ritter were participants in the 2017 Bonus Plan and were eligible to receive cash bonuses based upon the achievement of certain corporate performance goals as described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(2)
RSUs were granted on November 16, 2016 and June 21, 2017 and vest in equal annual installments over a period of four years from the date of grant. The Senior Executive Performance RSUs were granted on March 10, 2017, June 21, 2017, and August 10, 2017. See “Components of Executive Compensation—Equity Based Incentives” for an explanation of Senior Executive Performance RSU vesting.

(3)
The amounts disclosed in the “Grant Date Fair Value of Stock and Option Awards” column are equal to the aggregate grant date fair value of each RSU and stock option award computed in accordance with ASC Topic 718.  A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 5 to our financial statements included in our Form 10-K filed with the SEC on November 30, 2017.

Narrative Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table
For a narrative discussion of the Summary Compensation Table and the Grants of Plan-Based Awards table, see the footnotes to the tables as well as the Compensation Discussion and Analysis. In addition, below is a description of the material compensation-related terms of all employment arrangements in effect during the fiscal year ended September 30, 2017 with our named executive officers, including annual base salaries during the fiscal year ended September 30, 2017. For a description of the payments and benefits that would be provided to our named executive officers in connection with a termination of their employment or a change of control, see the section below entitled “Potential Payments Upon Termination or Change of Control”.
James B. DeBello
Other than as described below under the section entitled “Potential Payments Upon Termination or Change of Control,” we do not have a separate employment agreement with our CEO, Mr. DeBello.
Jeffrey C. Davison
In June 2017, we entered in to a letter agreement with Jeffrey C. Davison, our CFO.  Mr. Davison's current annual base salary is $304,000 and he is eligible to participate in the Company’s annual bonus plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Davison is also entitled to receive certain severance payments and benefits in the event that his employment is terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Russell C. Clark
In October 2011, we entered into a letter agreement with Russell C. Clark, our CFO. Prior to his resignation, Mr. Clark’s annual base salary was $280,000, and he was eligible to participate in the Company’s annual bonus plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Clark was also entitled to receive certain severance payments and benefits in the event that his employment was terminated by us without cause, by him for good reason or in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Michael E. Diamond
In June 2012, we entered into a letter agreement with Michael E. Diamond, our GM. Mr. Diamond’s current annual base salary is $280,160 and he is eligible to participate in the Company’s annual bonus plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Diamond is also entitled to receive certain severance payments and benefits in the event that his employment is terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Kalle J. Marsal
In October 2016, we entered in to a letter agreement with Kalle J. Marsal, our COO.  Mr. Marsal's current annual base salary is $280,000 and he is eligible to participate in the Company’s annual bonus plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Marsal is also entitled to receive certain severance payments and benefits in the event that his employment is terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Stephen J. Ritter
In January 2016, we entered in to a letter agreement with Stephen J. Ritter, our CTO.  Mr. Ritter’s current annual base salary is $283,920 and he is eligible to participate in the Company’s annual bonus plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Ritter is also entitled to receive certain severance payments and benefits in the event that his employment is terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards held by our named executive officers as of September 30, 2017:

Outstanding Equity Awards at Fiscal Year-End
	Option Awards						Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock Not Yet Vested		Market Value of Shares or Units of Stock That Have Not Vested (2)
James B. DeBello	250,000	(3)	—	—	$0.79	02/24/20	—		—
President & CEO	356,830	(4)	—	—	2.60	11/15/20	—		—
	100,000	(5)	—	—	11.05	02/22/22	—		—
	75,000	(6)	—	—	2.34	11/16/22	—		—
	—		—	—	—	—	26,874	(7)	$255,303
	177,083	(8)	72,917	—	2.66	11/04/24	—		—
	—		—	—	—	—	150,000	(9)	1,425,000
	—		—	—	—	—	150,000	(10)	1,425,000
	—		—	—	—	—	600,000	(11)	5,700,000
Jeffrey C. Davison	—		—	—	—	—	150,000	(12)	$1,425,000
Chief Financial Officer	—		—	—	—	—	300,000	(11)	2,850,000
Russell C. Clark	200,000	(13)	—	—	$9.97	10/11/21	—		—
Former Chief Financial Officer	50,000	(5)	—	—	11.05	02/22/22	—		—
Michael E. Diamond	14,584	(14)	—	—	$3.89	06/29/22	—		—
General Manager	10,000	(6)	—	—	2.34	11/16/22	—		—
	—		—	—	—	—	14,233	(7)	$135,214
	96,659	(8)	43,750	—	2.66	11/04/24	—		—
	—		—	—	—	—	75,000	(9)	712,500
	—		—	—	—	—	30,000	(10)	285,000
	—		—	—	—	—	150,000	(11)	1,425,000
Kalle J. Marsal	—		—	—	—	—	100,000	(10)	$950,000
Chief Operating Officer	—		—	—	—	—	200,000	(11)	1,900,000
Stephen J. Ritter	—		—	—	—	—	75,000	(15)	$712,500
Chief Technology	—		—	—	—	—	18,750	(16)	178,125
Officer	—		—	—	—	—	100,000	(10)	950,000
	—		—	—	—	—	400,000	(11)	3,800,000

(1)	The option awards expire 10 years from the date of grant, and may be subject to earlier expiration in connection with a termination of employment.

(2)	The closing price of our common stock on the NASDAQ Capital Market as of September 30, 2017 was $9.50 per share.

(3)	The shares subject to the option award vested in equal monthly installments from February 24, 2010, the date of grant, and were fully vested on February 24, 2013.

(4)	The shares subject to the option award vested in equal monthly installments from November 15, 2010, the date of grant, and were fully vested on November 15, 2015.

(5)
The shares subject to the option award vested over a period of four years from February 22, 2012, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal monthly installments, and were fully vested on February 22, 2016.

(6)
The shares subject to the option award vested over a period of four years from November 16, 2012, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal monthly installments, and were fully vested on November 16, 2016.

(7)
The shares subject to the RSU award vest over a period of four years from November 5, 2013, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on November 5, 2017.

(8)
The shares subject to the option award vest over a period of four years from November 4, 2014, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal monthly installments, and will be fully vested on November 4, 2018.

(9)
The shares subject to the RSU award vest over a period of four years from November 6, 2015, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on November 6, 2019.

(10)
The shares subject to the RSU award vested over a period of four years from November 16, 2016, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on November 16, 2020.

(11)
Senior Executive Performance RSUs are purely performance-based, and the shares subject to the Senior Executive Performance RSUs do not vest unless, as of the end of the Performance Period or in connection with a Change of Control (as defined the in 2012 Plan), a significant threshold level of stock price appreciation (or the equivalent in connection with a Change of Control that takes the form of an asset sale) has been achieved by the Company. Furthermore, the number of Senior Executive Performance RSUs that ultimately vest at the end of the Performance Period depends on whether the percentage increase in the Company’s stock price during the Performance Period equaled or outperformed the percentage increase in the Russell 2000 Index over the same period.

(12)
The shares subject to the RSU award vested over a period of four years from June 21, 2017, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on June 21, 2021.

(13)	The shares subject to the option award vested in equal monthly installments from October 11, 2011, the date of grant, and were fully vested on October 11, 2014.

(14)
The shares subject to the option award vested over a period of four years from June 29, 2012, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal monthly installments, and were fully vested on June 29, 2016.

(15)
The shares subject to the RSU award vest over a period of four years from February 10, 2016, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on February 10, 2020.

(16)
The shares subject to the RSU award vest over a period of four years from August 3, 2016, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on August 3, 2020.

Option Exercises and Stock Vested
The following table sets forth information regarding exercise of option awards and vesting of shares underlying RSUs for our named executive officers for the fiscal year ended September 30, 2017:

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
James B. DeBello	—	$—	76,874	$454,119
Jeffrey C. Davison	—	—	—	—
Russell C. Clark(4)	104,949	699,112	139,148	1,045,405
Michael E. Diamond	—	—	39,233	231,995
Kalle J. Marsal	—	—	—	—
Stephen J. Ritter	—	—	31,250	175,000

(1)
The value realized equals the number of shares acquired on exercise multiplied by the difference between the per share closing price of the Company’s common stock on the date of exercise and the per share exercise price of the option.

(2)	Amounts include shares tendered to us for payment of payroll tax obligations.

(3)	The value realized equals the number of shares vested multiplied by the per share closing price of the Company’s common stock on the date of vesting.

(4)	Includes 90,966 RSUs with a market value of $764,114 that vested upon Mr. Clark’s resignation, and all of Mr. Clark’s options that were exercised on August 1, 2017 following his resignation.
Potential Payments Upon Termination or Change of Control
James B. DeBello
On February 28, 2011, we entered into an Executive Severance and Change of Control Plan with James B. DeBello, our President and Chief Executive Officer (the “DeBello Severance Plan”).
Under the terms of the DeBello Severance Plan, if we terminate Mr. DeBello’s employment without Cause (as defined below) or if Mr. DeBello terminates his employment for Good Reason (as defined below), Mr. DeBello will be entitled to receive: (i) a lump-sum cash amount equal to his then-current annual base salary; (ii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans; and (iii) accelerated vesting of 50% of all outstanding equity awards then held by Mr. DeBello.
In addition, the DeBello Severance Plan provides that in the event of a Change of Control (as defined below) of the Company, Mr. DeBello will be entitled to receive: (i) a cash amount equal to two times his then- current annual base salary, payable in accordance with the terms of the DeBello Severance Plan; and (ii) accelerated vesting of 100% of all outstanding equity awards then held by Mr. DeBello. If Mr. DeBello is terminated without Cause or terminates his employment for Good Reason at any time within two months prior to or 24 months following a Change of Control, Mr. DeBello will be entitled to receive a lump-sum cash amount equal to 24 months of premium payments for continuation coverage under the Company’s health plans. As of September 30, 2016, no such termination or Change of Control event had occurred that required the Company to make an accrual related to the DeBello Severance Plan in the financial statements included in the Form 10-K.
The timing of severance payments and benefits under the DeBello Severance Plan may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. The DeBello Severance Plan also provides that such severance payments and benefits are generally subject to certain gross-up provisions in the event that they are characterized as “excess parachute payments” within the meaning of Section 280G. Solely with respect to the Senior Executive Performance RSUs awarded in connection with the 2012 Plan, Mr. DeBello waived his ability to receive gross-up payments in connection with any “excess parachute payments” imposed on him in connection with the Senior Executive Performance RSUs upon a Change of Control.
Jeffrey C. Davison
On June 21, 2017, we entered into an Executive Severance and Change of Control Plan with Jeffrey C. Davison, our Chief Financial Officer (the “Davison Severance Plan”).
Under the terms of the Davison Severance Plan, if we terminate Mr. Davison’s employment without Cause (as defined below) or if Mr. Davison terminates his employment for Good Reason (as defined below), Mr. Davison will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 100% of Mr. Davison’s annual base salary then in effect; and (iii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans for Mr. Davison and his dependents.
In addition, the Davison Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company terminates Mr. Davison’s employment without Cause or if Mr. Davison terminates his employment with the Company for Good Reason, Mr. Davison will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 100% of Mr. Davison’s annual base salary then in effect; (iii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans for Mr. Davison and his dependents; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Davison. As of September 30, 2017, no such termination or Change of Control event had occurred that required the Company to make an accrual related to the Davison Severance Plan in the financial statements included in the Form 10-K.
The timing of severance payments and benefits under the Davison Severance Plan may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. The Davison Severance Plan also provides that such severance payments and benefits are generally subject to certain gross-up provisions in the event that they are characterized as “excess parachute payments” within the meaning of Section 280G.

Russell C. Clark
On October 11, 2011, we entered into an Executive Severance and Change of Control Plan (the “Clark Severance Plan”) with Russell C. Clark, our CFO.
The Clark Severance Plan provided that if we terminated Mr. Clark’s employment without Cause or if Mr. Clark terminated his employment for Good Reason, he would be entitled to receive: (i) a lump-sum cash amount equal to his then-current annual base salary; (ii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans; and (iii) accelerated vesting of 50% of all outstanding equity awards then held by Mr. Clark. If Mr. Clark was terminated without Cause or terminated his employment for Good Reason at any time within two months prior to a Change of Control, he would have been entitled to receive the benefits set forth above, except that his outstanding equity awards would vest 100%.
In addition, the Clark Severance Plan provided that in the event of a Change of Control of the Company, Mr. Clark would have been entitled to receive: (i) a cash amount equal to his then-current annual base salary, payable in accordance with the terms of the Clark Severance Plan; and (ii) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Clark. In addition, if Mr. Clark was terminated without Cause or terminated his employment for Good Reason at any time within 24 months following a Change of Control, Mr. Clark would have been entitled to receive a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans.
The timing of severance payments and benefits under the Clark Severance Plan could have been deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. The Clark Severance Plan also provided that such severance payments and benefits were generally subject to certain gross-up provisions in the event that they were characterized as “excess parachute payments” within the meaning of Section 280G.
Michael E.  Diamond
On August 10, 2017, we entered into an Executive Severance and Change of Control Plan with Michael E. Diamond, our General Manager, Payments (the “Diamond Severance Plan”).
Under the terms of the Diamond Severance Plan, if we terminate Mr. Diamond’s employment without Cause (as defined below) or if Mr. Diamond terminates his employment for Good Reason (as defined below), Mr. Diamond will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 100% of Mr. Diamond’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); and (iii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans for Mr. Diamond and his dependents, excluding any flexible spending account.
In addition, the Diamond Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company terminates Mr. Diamond’s employment without Cause or if Mr. Diamond terminates his employment with the Company for Good Reason, Mr. Diamond will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 100% of Mr. Diamond’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); (iii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans for Mr. Diamond and his dependents, excluding any flexible spending account; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Diamond. As of September 30, 2017, no such termination or Change of Control event had occurred that required the Company to make an accrual related to the Diamond Severance Plan in the financial statements included in the Form 10-K.
The timing of severance payments and benefits under the Diamond Severance Plan may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. The Diamond Severance Plan also provides for the reduction of any severance payments and benefits to Mr. Diamond to the extent necessary to ensure that he will not receive any “excess parachute payments” under Section 280G.
Kalle J. Marsal
On August 10, 2017, we entered into an Executive Severance and Change of Control Plan with Kalle J. Marsal, our Chief Operating Officer (the “Marsal Severance Plan”).
Under the terms of the Marsal Severance Plan, if we terminate Mr. Marsal’s employment without Cause (as defined below) or if Mr. Marsal terminates his employment for Good Reason (as defined below), Mr. Marsal will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of

Mr. Marsal’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); and (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Marsal and his dependents, excluding any flexible spending account.
In addition, the Marsal Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company terminates Mr. Marsal’s employment without Cause or if Mr. Marsal terminates his employment with the Company for Good Reason, Mr. Marsal will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Marsal’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Marsal and his dependents, excluding any flexible spending account; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Marsal. As of September 30, 2017, no such termination or Change of Control event had occurred that required the Company to make an accrual related to the Marsal Severance Plan in the financial statements included in the Form 10-K.
The timing of severance payments and benefits under the Marsal Severance Plan may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. The Marsal Severance Plan also provides for the reduction of any severance payments and benefits to Mr. Marsal to the extent necessary to ensure that he will not receive any “excess parachute payments” under Section 280G.
Stephen J. Ritter
On August 10, 2017, we entered into an Executive Severance and Change of Control Plan with Stephen J. Ritter, our Chief Technology Officer (the “Ritter Severance Plan”).
Under the terms of the Ritter Severance Plan, if we terminate Mr. Ritter’s employment without Cause (as defined below) or if Mr. Ritter terminates his employment for Good Reason (as defined below), Mr. Ritter will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Ritter’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); and (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Ritter and his dependents, excluding any flexible spending account.
In addition, the Ritter Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company terminates Mr. Ritter’s employment without Cause or if Mr. Ritter terminates his employment with the Company for Good Reason, Mr. Ritter will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Ritter’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Ritter and his dependents, excluding any flexible spending account; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Ritter. As of September 30, 2016, no such termination or Change of Control event had occurred that required the Company to make an accrual related to the Ritter Severance Plan in the financial statements included in the Form 10-K.
The timing of severance payments and benefits under the Ritter Severance Plan may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. The Ritter Severance Plan also provides for the reduction of any severance payments and benefits to Mr. Ritter to the extent necessary to ensure that he will not receive any “excess parachute payments” under Section 280G.
For purposes of each of the foregoing severance plans:

•
“Cause” generally means: (i) any material failure on the part of the executive to faithfully and professionally carry out his duties, subject to a 10-day cure period; (ii) the executive’s dishonesty or other willful misconduct, if such dishonesty or other willful misconduct is intended to or likely to materially injure the business of the Company; (iii) the executive’s conviction of any felony or of any other crime involving moral turpitude; (iv) the executive’s insobriety or illegal use of drugs, chemicals or controlled substances in the course of performing his duties and responsibilities or otherwise materially affecting his ability to perform the same; and (v) any wanton or willful dereliction of duties by the executive.

•
“Good Reason” generally means: (i) the Company’s breach of any of the material terms of the severance plan; (ii) the Company’s relocating its offices at which the executive is initially principally employed to a location more than 50 miles from both the executive’s residence and the offices of the Company, and that reassignment materially and adversely affects the executive’s commute and the executive is required to commute to such location without the executive’s written consent; (iii) a material diminution in the executive’s duties or responsibilities or conditions of employment from those in effect on the effective date of the severance plan; (iv) any reductions which, in the aggregate, are more than 10% of the executive’s base salary in effect when any reduction is first imposed without the executive’s consent (other than such a reduction or reductions applicable generally to other senior executives of the Company); provided, however, that the executive must provide the Company with written notice of the executive’s intent to terminate his employment and a description of the event which the executive believes constitutes Good Reason within 60 days after the initial existence of the event, subject to a 30-day cure period in favor of the Company, and if the default is not cured, the executive must terminate within 90 days of the end of the cure period.

•
“Change of Control” generally means the occurrence of any of the following events: (i) any person or group (within the meaning of Section 13(d) or 14(d), as applicable, of the Exchange Act) (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the voting power of our then outstanding securities (“Company Voting Securities”); (ii) the consummation of a share exchange or a merger or consolidation of the Company, where the Persons who were the beneficial owners of Company Voting Securities outstanding immediately prior to such transaction do not beneficially own more than 50% of the voting securities of the Company or the Acquiring Company (as defined in the DeBello Severance Plan) immediately after such transaction in substantially the same proportions as their ownership of Company Voting Securities immediately prior to such transaction; (iii) a sale or other disposition of all or substantially all of our assets; or (iv) such time as the Continuing Directors (as defined in the DeBello Severance Plan) do not constitute at least a majority of the Board (or, if applicable, of the board of directors of a successor to the Company).

The table below estimates the amount of compensation and benefits to be provided to each of our named executive officers in the event of termination of such executive’s employment under certain circumstances. These amounts are estimates of the amounts that would be paid or provided to the executives upon termination of employment or a change of control had the termination occurred on September 29, 2017, the last business day prior to the fiscal year end. The actual amounts can only be determined at the time of such executive’s separation from the Company.
In the table below, the assumed payouts for the accelerated vesting of stock options were calculated by taking the difference between the exercise price of the unvested in-the-money stock option and $9.50, which was the per share closing price of our common stock on the NASDAQ Capital Market as of September 29, 2017, and multiplying that by the number of stock options which would become vested if the change of control had occurred on September 29, 2017. The assumed payouts for the accelerated vesting of RSUs were calculated by multiplying $9.50 by the number of shares of common stock underlying RSUs that would have vested if the change of control had occurred on September 29, 2017. These assumed payouts are determined for SEC disclosure purposes only and are not necessarily indicative of the actual benefit the executive would receive.

Name	Benefit	Involuntary Termination by the Company Without Cause or Resignation for Good Reason		Change of Control Termination Without Cause or Resignation for Good Reason(1)
James B. DeBello	Base Salary	$450,000	(2)	$900,000	(3)
	Equity Plans	1,802,028	(4)	3,604,055	(5)
	Health Benefits	23,142	(6)	46,284	(7)
Jeffrey C. Davison	Base Salary	300,000	(2)	300,000	(2)
	Equity Plans	—		1,425,000	(8)
	Health Benefits	23,142	(6)	23,142	(6)
Russell C. Clark(9)	Base Salary	311,411		—
	Equity Plans	764,114		—
	Health Benefits	35,308		—
Michael E. Diamond	Base Salary	206,000	(2)	206,000	(2)
	Equity Plans	—		1,431,964	(10)
	Health Benefits	23,142	(6)	23,142	(6)
Kalle J. Marsal	Base Salary	125,000	(12)	125,000	(12)
	Equity Plans	—		950,000	(13)
	Health Benefits	12,312	(14)	12,312	(14)
Stephen J. Ritter	Base Salary	136,475	(12)	136,475	(12)
	Equity Plans	—		1,840,625	(15)
	Health Benefits	12,312	(14)	12,312	(14)

(1)
Amounts do not include Senior Executive Performance RSUs, which vest upon a Change of Control only if a threshold level of stock appreciation (or the equivalent in connection with a Change of Control that takes the form of an asset sale) has been achieved by the Company. As of September 29, 2017, the Company had not achieved the threshold level of stock appreciation required for the outstanding Senior Performance RSUs to vest upon a change of control. A complete discussion of the Senior Executive Performance RSUs is set forth in the 2012 Plan.

(2)	Amount represents 100% of the executive’s annual base salary in effect September 29, 2017, unless otherwise noted.

(3)	Amount represents twice the amount of the executive’s annual base salary in effect at September 29, 2017.

(4)	Amount represents accelerated vesting of 36,459 unvested in-the-money stock options as of September 29, 2017 and 163,437 unvested RSUs.

(5)	Amount represents accelerated vesting of 72,917 unvested in-the-money stock options as of September 29, 2017 and 326,874 unvested RSUs.

(6)	Amount represents estimated payments for continued coverage under the Company’s health plans for up to 12 months, unless otherwise noted.

(7)	Amount represents estimated payments for continued coverage under the Company’s health plans for up to 24 months.

(8)	Amount represents accelerated vesting of 150,000 unvested RSUs as of September 29, 2017.

(9)
Amount represents the actual amount received by Mr. Clark in connection with his resignation, as provided for in the Separation Agreement, dated June 28, 2017 between Mr. Clark and the Company including: (i) $31,411 in accrued base salary and unused, but accrued paid time off; (ii) $280,000, reflecting a lump sum cash amount equal to Mr. Clark’s annual base salary; (iii) $22,050 (net amount), reflecting a lump sum cash amount equal to 12 times the amount Mr. Clark would be required to pay for one month of continuation coverage under the Company’s health plans for Mr. Clark and his dependents, and (iv) $98,438 in cash representing a pro-rated bonus. Certain of Mr. Clark’s severance payments were subject to his execution of a general release of the Company.

(10)	Amount represents accelerated vesting of 43,750 unvested in-the-money stock options as of September 29, 2017 and 119,223 unvested RSUs.

(11)	Amount represents accelerated vesting of 81,667 unvested in-the-money stock options as of September 29, 2017 and 128,466 unvested RSUs.

(12)	Amount represents 50% of the executive’s annual base salary in effect September 29, 2017.

(13)	Amount represents accelerated vesting of 100,000 unvested RSUs as of September 29, 2017.

(14)	Amount represents estimated payments for continued coverage under the Company’s health plans for up to six months.

(15)	Amount represents accelerated vesting of 193,750 unvested RSUs as of September 29, 2017.
Compensation Committee Interlocks and Insider Participation
During the 2017 fiscal year, the Compensation Committee consisted of Alex W. “Pete” Hart, William K. “Bill” Aulet and Bruce E. Hansen.  None of these directors has at any time been an officer of the Company.  During the 2017 fiscal year, no interlocking relationship existed between the Board or the Compensation Committee and the board of directors, compensation committee or human resources committee, as appropriate, of any other entity.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of our Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Alex W. “Pete” Hart
William K. “Bill” Aulet
James C. Hale
Jane J. Thompson

This foregoing report of the Compensation Committee is not “soliciting material,” is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table presents information concerning the beneficial ownership of the shares of our common stock as of January 18, 2018, by:

•	each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock;

•	our named executive officers and current directors; and

•	all of our current executive officers and directors as a group.
Information with respect to beneficial ownership is based solely on a review of our capital stock transfer records and on publicly available filings made with the SEC by or on behalf of the stockholders listed below. The address for all named executive officers and directors is Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101.
Percentage of beneficial ownership is calculated based on the 34,831,636 shares of common stock outstanding on January 18, 2018.  Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options or other securities that are exercisable or convertible into shares of our common stock within 60 days of January 18, 2018.  We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.  Except as indicated by the footnotes below, we believe, based on the information available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner or Identity of Group	Number of Shares	Percent of Class
5% Stockholders
BlackRock, Inc.(1)	1,993,467	5.7%
Named Executive Officers
James B. DeBello(2)	1,548,424	4.4%
Jeffrey C. Davison	—	*
Russell C. Clark(3)	250,000	*
Michael E. Diamond(4)	223,467	*
Kalle J. Marsal(5)	18,426	*
Stephen J. Ritter(6)	55,553	*
Directors
William K. "Bill" Aulet(7)	86,600	*
Kenneth D. Denman(8)	55,385	*
James C. Hale(9)	116,600	*
Bruce E. Hansen(10)	99,600	*
Alex W. “Pete” Hart(11)	318,426	*
Jane J. Thompson(12)	43,333	*
Directors and Executive Officers as a Group (thirteen individuals)	2,621,928	7.5%

*	Less than 1%.

(1)	Consists of shares of common stock held by BlackRock, Inc. This information is based on a Schedule 13G/A filed on January 25, 2018 with the SEC.

(2)	Comprised of (a) 558,261 shares of common stock held directly and (b) 990,163 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 18, 2018.

(3)	Comprised of shares of common stock issuable pursuant to stock options exercisable within 60 days of January 18, 2018.

(4)	Comprised of (a) 83,474 shares of common stock held directly and (b) 139,993 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 18, 2018.

(5)	Comprised of shares of common stock held directly.

(6)	Comprised of (a) 24,303 shares of common stock held directly and (b) 31,250 shares of common stock subject to RSUs that may become issuable within 60 days of January 18, 2018.

(7)
Comprised of (a) 40,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 18, 2018 and (b) 30,000 shares of common stock subject to RSUs that may become issuable within 60 days of January 18, 2018.

(8)
Comprised of (a) 40,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 18, 2018 and (b) 15,385 shares of common stock subject to RSUs that may become issuable within 60 days of January 18, 2018.

(9)
Comprised of (a) 28,750 shares of common stock held directly, (b) 40,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 18, 2018, and (c) 47,850 shares of common stock subject to RSUs that may become issuable within 60 days of January 18, 2018.

(10)
Comprised of (a) 40,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 18, 2018 and (b) 59,600 shares of common stock subject to RSUs that may become issuable within 60 days of January 18, 2018.

(11)
Comprised of (a) 193,826 shares of common stock held directly, (b) 40,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 18, 2018, and (c) 84,600 shares of common stock subject to RSUs that may become issuable within 60 days of January 18, 2018.

(12)
Comprised of (a) 31,250 shares of common stock held directly, (b) 8,333 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 18, 2018, and (c) 3,750 shares of common stock subject to RSUs that may become issuable within 60 days of January 18, 2018.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth certain information regarding our equity compensation plans as of September 30, 2017, with respect to the shares of common stock that may be issued upon the exercise of options under our existing equity compensation plans and arrangements in effect as of September 30, 2017. The information includes the number of shares covered by and the weighted average exercise price of, outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)(3)
Equity compensation plans approved by security holders(4)	5,202,887	$4.21	2,988,658

(1)	The weighted-average exercise price does not take into account approximately 2,357,021 shares of common stock issuable upon vesting of outstanding RSUs, which have no exercise price.

(2)
Represents (i) 2,467,343 shares of common stock available for future awards under the 2012 Plan as of September 30, 2017; and (ii) 521,315 shares of common stock available for future award under the Director Plan as of September 30, 2017.

(3)
As of December 31, 2017, the number of securities remaining available for future issuance under equity compensation plans had been reduced to 1,861,934 shares of common stock comprised of (i) 1,416,201 shares of common stock available for future issuance under the 2012 Plan; and (ii) 445,733 shares of common stock available for future award under the Director Plan.

(4)
Comprised of awards granted under the Prior Stock Option Plans, the 2012 Plan and the Director Plan. There were no awards granted under the Prior Stock Option Plans after the approval of the 2012 Plan by the Company’s stockholders on February 22, 2012. Stock options granted under the Prior Stock Option Plans that were outstanding at such date remain in effect until such options are exercised or expire.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership of such securities with the SEC.  Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely on a review of Forms 3, 4 and 5, and amendments thereto, furnished to us and certain written representations that no other reports were required during the 2017 fiscal year, we are not aware of any director, officer or greater than 10% beneficial owner that failed to file on a timely basis, as disclosed on such forms, reports required by Section 16(a) of the Exchange Act during the 2017 fiscal year.

HOUSEHOLDING OF PROXY MATERIALS
Some brokers, banks and other agents may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement or Form 10-K may have been sent to multiple stockholders in a single household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request, free of charge. To make such a request, please contact us at Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101, Attn: Corporate Secretary or (619) 269-6800. If you would like to receive separate copies of our proxy statement or annual report in the future, or you are receiving multiple copies and would like to receive only one copy per household, contact your broker, bank or other agent, or contact us at the above address and phone number.

PROPOSALS OF STOCKHOLDERS
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2019 proxy statement, a stockholder’s proposal must be received by us not later than the close of business on October 5, 2018 and must otherwise comply with Rule 14a-8 under the Exchange Act. Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations, including those that are not to be included in our 2019 proxy statement and proxy, must provide timely notice in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on December 7, 2018 nor earlier than November 7, 2018; provided, however, that if the date of our next annual meeting is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.
While our Board will consider stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2019 proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

OTHER BUSINESS
The Annual Meeting is called for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. We are not aware of any matters for action by stockholders at the Annual Meeting other than those described in the Notice of Annual Meeting of Stockholders. The enclosed proxy, however, will confer discretionary authority with respect to matters that are not known at the date of the printing hereof and which may properly come before the Annual Meeting or any adjournment or postponement thereof. The proxy holders intend to vote in accordance with their best judgment on any such matters.
PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

San Diego, California	James B. DeBello
January 29, 2018	Chairman of the Board

Annex A
Mitek Systems, Inc.
Employee Stock Purchase Plan
(approved by the Board of Directors on January 23, 2018 (the “Effective Date”))

1.	Purpose.
The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.
(a)“Board” shall mean the Board of Directors of the Company.
(b)“Code” shall mean the Internal Revenue Code of 1986, as amended.
(c)“Common Stock” shall mean the Common Stock, $0.001 par value per share, of the Company.
(d)“Company” shall mean Mitek Systems, Inc., a Delaware corporation.
(e)“Compensation” shall mean an Employee’s base straight time gross earnings, commissions (to the extent such commissions are an integral, recurring part of compensation) and payments for overtime, but exclusive of payments for bonus compensation, equity compensation and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
(f)“Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
(g)“Employee” shall mean any individual who is an employee of the Company or any Designated Subsidiary for purposes of tax withholding under the Code (or other applicable law in the case of non-U.S. employees) whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave.
(h)“Exercise Date” shall mean the date one day prior to the date six (6) months, twelve (12) months, eighteen (18) months or twenty-four (24) months after the Offering Date of each Offering Period, provided that the Exercise Dates for the first Offering Period under the Plan shall be on such dates as if the Offering Date had been February 14, 2018, and provided further that if an Exercise Date would otherwise occur on a day which is not a Trading Day, such Exercise Date shall be the last Trading Day occurring prior to such day. Notwithstanding the foregoing, no Exercise Date for an Offering Period shall be scheduled beyond the expiration of an Offering Period.
(i)“Exercise Period” shall mean a period commencing on an Offering Date or on the day after an Exercise Date and terminating one (1) day prior to the date six (6) months later, provided that the first Exercise Period of the first Offering Period shall terminate on August 15, 2018.
(j)“Offering Period” shall mean a period of twenty-four (24) months (or such shorter period as determined by the Administrator) consisting of up to four (4) six-month Exercise Periods during which purchase rights granted pursuant to the Plan may be exercised, provided that the first Offering Period under the Plan shall commence on March 16, 2018 and terminate on February 14, 2020, or such earlier date as is determined by the Administrator.
(k)“Offering Date” shall mean the first day of each Offering Period of the Plan.
(l)“Plan” shall mean this Employee Stock Purchase Plan, as amended.
(m)“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
(n)“Trading Day” shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

3.	Eligibility.
(a)Any Employee as defined in Section 2 who shall be employed by the Company or a Designated Subsidiary on the Offering Date of an Offering Period shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code.
(b)Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted a purchase right under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options (including purchase rights granted under the Plan) to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such purchase right is granted) for each calendar year in which such purchase right is outstanding at any time.

4.	Offering Periods.
(a)The Plan shall be implemented by consecutive, and overlapping twenty-four (24) month (or such shorter period as determined by the Administrator) Offering Periods (provided, however, if the duration of an Offering Period is less than 12 months, Offering Periods shall be consecutive but not overlapping) with a new Offering Period commencing on the first Trading Day occurring on or after February 14 and August 15 of each year (or on such other day as the Administrator may determine), but with the first Offering Period commencing on March 16, 2018 and terminating on February 14, 2020 (or such earlier date as may be determined by the Administrator). Subject to the requirements of Section 20, the Administrator shall have the power to change the duration of Offering Periods and the duration of Exercise Periods within Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected; provided, however, that no Offering Period shall have a duration of more than twenty-seven (27) months.
(b)The Administrator shall have the power, in its discretion, to establish separate, simultaneous or overlapping Offering Periods having different terms and conditions and to designate the Subsidiary(ies) that may participate in a particular Offering Period, provided that each Offering Period shall individually comply with the terms of the Plan and the requirements of Section 423(b)(5) of the Code that all participants granted a purchase right pursuant to such Offering Period shall have the same rights and privileges within the meaning of such section. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Administrator shall have the power, in its discretion, to grant purchase rights in an Offering Period to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of purchase rights granted under the same Offering Period to Employees resident in the United States.

5.	Participation.
(a)An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on a form provided by the Company and filing it with the Company’s payroll office on or before the Offering Date of the applicable Offering Period, unless an earlier time for filing the subscription agreement is set by the Administrator for all eligible Employees with respect to a given offering. For the avoidance of doubt, a subscription agreement may be in electronic form.
(b)Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the last Exercise Date of the Offering Period to which such authorization is applicable, unless sooner terminated as provided in Section 11.

6.	Payroll Deductions.
(a)At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding fifteen percent (15%) or less than one percent (1%) of his or her Compensation.
(b)All payroll deductions made by a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.
(c)A participant may discontinue his or her participation in the Plan as provided in Section 11, or may decrease the rate or amount of his or her payroll deductions during the Offering Period (within the limitations of Section 6(a)) by completing and filing with the Company a new subscription agreement authorizing a change in the rate or amount of payroll deductions; provided, however, that a participant may not decrease the rate or amount of his or her payroll deductions more than once in any month in any Exercise Period. The change in rate shall be effective fifteen (15) business days following the Company’s receipt of the new authorization or after such shorter period as may be permitted by the Company. Subject to the limitations of Section 6(a), a participant’s subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in Section 11.
(d)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Exercise Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Exercise Period and any other Exercise Period ending within the same calendar year equal $25,000. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Exercise Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 11.
(e)At the time the purchase right is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the purchase right or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.	Grant of Purchase Right.
(a)On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted a purchase right to purchase on each Exercise Date during such Offering Period (at the per share purchase price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Exercise Date; provided, however, that the maximum number of shares of Common Stock an Employee may purchase on each Exercise Date shall be 2,000 shares (the “Share Limit”), and provided further that such purchase shall be subject to the limitations set forth in Section 3(b) and 13 hereof. Exercise of each purchase right during the Offering Period shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 11, and each purchase right shall expire at midnight on the last day of the applicable Exercise Period. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b) herein
(b)The purchase price per share of the shares offered in a given Exercise Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company’s Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date, as reported by the NASDAQ Stock Market, or, in the event the Common Stock is listed on another stock exchange constituting the primary market for the Common Stock, the fair market value per share shall be the closing price on such exchange on such date, as reported in The Wall Street Journal. In the event the applicable date occurs on a day which is not a Trading Day, the fair market value shall be based on the closing price on the preceding Trading Day.

8.	Exercise of Purchase Right.
During a participant’s lifetime, a participant’s right to purchase shares hereunder is exercisable only by him or her. Unless a participant withdraws from the Plan as provided in Section 11, hereof, his or her purchase right shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the purchase right shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased. Any payroll deductions which remain in a participant’s account after the individual has purchased on an Exercise Date the maximum number of shares allowable under Section 7 hereof, shall be returned to the participant. Notwithstanding the foregoing, if the payroll deductions remaining in a participant’s account following an Exercise Date are in an amount which was not sufficient to purchase an additional full share (and the applicable participant did not purchase the maximum number of shares allowable under Section 7 hereof on the Exercise Date), then such amount shall be retained in the participant’s account to be applied during the same or the subsequent Offering Period.

9.	Delivery.
As promptly as practicable after the Exercise Date of each Exercise Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her purchase right.

10.	Automatic Transfer to Low Price Offering Period.
In the event that the fair market value of the Company’s Common Stock is lower on an Exercise Date of an Offering Period (other than the last Exercise Date thereof) than it was on the Offering Date for that Offering Period, all Employees participating in such Offering Period on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their purchase right on such Exercise Date and to have enrolled as participants in a new Offering Period which begins on or about the day following such Exercise Date.

11.	Withdrawal; Termination of Employment.
(a)A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her purchase rights under the Plan at any time on fifteen (15) business days’ notice (or such shorter notice as the

Company may permit) by giving written notice to the Company pursuant to a form to be provided by the Company, which such form may be electronic. All of the participant’s payroll deductions credited to his or her account will be paid to such participant as promptly as practicable after receipt of notice of withdrawal and such participant’s remaining purchase rights for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.
(b)Upon a participant’s ceasing to be an Employee prior to an Exercise Date for any reason, including retirement or death, or upon termination of a participant’s employment relationship (as described in Section 2(g)), the payroll deductions credited to such participant’s account during the Exercise Period but not yet used to exercise a purchase right will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s remaining purchase rights will be automatically terminated.
(c)In the event an Employee fails to remain an Employee of the Company or a Designated Subsidiary for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to such participant and such participant’s remaining purchase rights terminated.
(d)A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

12.	Interest.
No interest shall accrue on the payroll deductions of a participant in the Plan.

13.	Stock.
(a)The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 1,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19. If on a given Exercise Date the number of shares with respect to which purchase rights are to be exercised exceeds the number of shares then available under the Plan (after deduction of all shares for which purchase rights have previously been exercised), the Company shall make a pro rata allocation to the participants on such Exercise Date of the shares remaining available in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the purchase right to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.
(b)The participant will have no interest or voting right in shares covered by his or her purchase rights until the applicable purchase right has been exercised.
(c)Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

14.	Administration.
(a)Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board (such administrating body, the “Administrator”). The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator, to the fullest extent permitted by law, shall be final and binding upon all parties.
(b)Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 14, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

15.	Designation of Beneficiary.
(a)Subject to compliance with local law and procedures, a participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Exercise Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to an Exercise Date.
(b)Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant or as otherwise required by applicable law.

16.	Transferability.
Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of a purchase right or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11.

17.	Use of Funds.
All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.	Reports.
Individual bookkeeping accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

19.	Adjustments Upon Changes in Capitalization.
Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each purchase right under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under purchase rights (collectively, the “Reserves”) as well as the price per share of Common Stock covered by each purchase right under the Plan which has not yet been exercised, and the Share Limit shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a purchase right.
(a)In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each purchase right under the Plan shall be assumed or an equivalent purchase right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her purchase right has been changed to the New Exercise Date and that his or her purchase right will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 11. For purposes of this Section, a purchase right granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger the purchase right confers the right to purchase, for each share of stock subject to the purchase right immediately prior to the sale of assets or merger the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the purchase right to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.
(b)The Administrator may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, the Share Limit, and the price per share of Common Stock covered by each outstanding purchase right, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

20.	Amendment or Termination.
(a)The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect purchase rights previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if Administrator determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19, no amendment may make any change in any purchase right theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.
(b)Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

21.	Notices.
All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.	Conditions Upon Issuance of Shares.
Shares shall not be issued with respect to a purchase right unless the exercise of such purchase right and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

23.	Term of Plan.
The Plan shall continue in effect until the tenth anniversary of the Effective Date unless sooner terminated under Section 20.

Annex B

Mitek

Annual Meeting of Mitek Systems, Inc.
to be held on Friday, March 7, 2018
for Holders as of January 18, 2018

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

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- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints James B. DeBello, Jeffrey C. Davison and Jason L. Gray, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Mitek Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before said meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before said meeting or any adjournment or postponement thereof and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, AND FOR THE PROPOSALS IN ITEMS 2, 3, and 4.

All votes must be received by 11:59 P.M., Eastern Time, March 6, 2018.

PROXY TABULATOR FOR

MITEK SYSTEMS, INC.
P.O. BOX 8016
CARY, NC 27512-9903

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